UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2018

AND FOR THE SIX AND THREE-MONTH PERIODS THEN ENDED

PRESENTED WITH COMPARATIVE FIGURES

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms                                    Definitions

ADR                                      American Depositary Receipt

ADS                                       American Depositary Shares

Albares                                 Albares Renovables Argentina S.A.

BCBA                                   Bolsa de Comercio de Buenos Aires

Bbl                                         Barrels

BLL                                       Bodega Loma La Lata S.A.

Boe                                        Barrel oil equivalent

CAMMESA                         Compañía Administradora del Mercado Eléctrico Mayorista S.A.

CB                                         Corporate Bonds

CIESA                                  Compañía de inversiones de energía S.A.

CINIIF                                  International Financial Reporting Interpretations Committee

Citelec                                   Compañía Inversora en Transmisión Eléctrica Citelec S.A.

CNV                                      Comisión Nacional de Valores – Argentine Securities Commisssion

Corod                                    Corod Producción S.A.

CPB                                       Central Piedra Buena S.A.

CPD                                       Own Distribution Costs

CPF                                       Compromiso Previo de Fusión

CTG                                      Central Térmica Güemes S.A.

CTLL                                    Central Térmica Loma La Lata S.A.

CTP                                       Central Térmica Piquirenda

EASA                                    Electricidad Argentina S.A.

Ecuador TLC                      Ecuador TLC S.A.

Edenor                                  Empresa Distribuidora y Comercializadora Norte S.A.

Edesur                                   Empresa Distribuidora Sur S.A.

GLOSSARY OF TERMS: (Continuation)

Terms                                    Definitions

Eg3 Red                                               Eg3 Red S.A.

EGSSA                                  EMDERSA Generación Salta S.A.

EMES                                   Emes Energía Argentina LLC

ENARGAS                           Ente Nacional Regulador del Gas

ENRE                                    National Regulatory Authority of Electricity

FONINVEMEM                  Fund for Investments required to increase the electric power supply in the WEM

Foundation                          Pampa Energía Foundation committed to education (Foundation)

Greenwind                            Greenwind S.A.

GUMA, GUME, GUDI       Gran Usuario Mayor, Gran Usuario Menor, Gran Usuario del Distribuidor

HIDISA                                Hidroeléctrica Diamante S.A.

HINISA                                Hidroeléctrica Los Nihuiles S.A.

IASB                                     International Accounting Standards Board

IEASA                                  IEASA S.A.

IGJ                                         Inspección General de Justicia - General Inspection of Justice

IGMP                                    Minimum Notional Income Tax

INDISA                                Inversora Diamante S.A.

INNISA                                Inversora Nihuiles S.A.

IPB                                        Inversora Piedra Buena S.A.

IPIM                                     Índice de Precios Internos al por Mayor

IVA                                       Impuesto al Valor Agregado

LSC                                       Ley de Sociedades Comerciales

LVFVD                                 Sales Liquidations with Maturity Date to be Defined

MAT                                     WEM’s Forward Market

MEyM                                  Ministry of Energy and Mining

NIC                                       International Accounting Standards

NIIF                                      International Financial Reporting Standards

GLOSSARY OF TERMS: (Continuation)

Terms                                    Definitions

NYSE                                    New York Stock Exchange

OCP                                       Oleductos de Crudo Pesados S.A.

OCP Ltd                               Oleductos de Crudo Pesados Ltd

Oldelval                                Oleoductos del Valle S.A.

Orígenes Retiro                   Orígenes Seguros de Retiro S.A.

PACOSA                              Pampa Comercializadora S.A.

PEB                                       Pampa Energía Bolivia S.A. (previously “PBI” Petrobras Bolivia Internacional S.A.)

PEISA                                   Petrobras Energía Internacional S.A.

PELSA                                  Petrolera Entre Lomas S.A.

PEN                                       Federal Executive Power

PEPASA                               Petrolera Pampa S.A.

PEPCA                                  PEPCA S.A.

Petrobras                              Petrobras Argentina S.A.

PHA                                      Petrobras Hispano Argentina S.A.

PISA                                      Pampa Inversiones S.A.

PP                                          Pampa Participaciones S.A.

PP II                                      Pampa Participaciones II S.A.

PPSL                                     Petrobras Participaciones S.L.

Refinor                                 Refinería del Norte S.A.

RTI                                    Tariff Structure Review

SACME                            Centro de Movimiento de Energía S.A.

Salaverri, Dellatorre,          Salaverri, Dellatorre, Burgio y Wetzler Malbran Abogados Sociedad Civil
Burgio & Wetzler

SACDE                                 Sociedad Argentina de Construcción y Desarrollo Estratégico S.A.

SE                                          Secretary of Energy

SEC                                       Security and Exchange Comission

SEE                                       Secretary of Electrical Energy

GLOSSARY OF TERMS: (Continuation)

Terms                                    Definitions

TGS                                       Transportadora de Gas del Sur S.A.

TGU                                      Transportadora de Gas del Uruguay S.A.

The Company / Pampa    Pampa Energía S.A.

The Group                            Pampa Energía S.A. and its subsidiaries

TJSM                                    Termoeléctrica José de San Martín S.A.

TMB                                     Termoeléctrica Manuel Belgrano S.A.

Transba                                Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.

Transelec                              Transelec Argentina S.A.

Transener                             Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.

US$                                        U.S. dollar

VAD                                      Valor Agregado de Distribución

WACC                                  Weighted Average Cost of Capital

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

For the six and three-month periods ended June 30, 2018

presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

		Six-month		Three-month
	Note	06.30.2018	06.30.2017	06.30.2018	06.30.2017

Revenue	8	39,718	22,801	20,317	11,661
Cost of sales	9	(24,494)	(15,721)	(12,839)	(8,313)
Gross profit		15,224	7,080	7,478	3,348

Selling expenses	10	(1,862)	(1,410)	(895)	(698)
Administrative expenses	11	(2,705)	(2,088)	(1,423)	(1,034)
Exploration expenses	12	(4)	(13)	(2)	(5)
Other operating income	13	3,746	1,844	256	603
Other operating expenses	13	(3,375)	(1,260)	(863)	(535)
Share of profit from associates and joint ventures	16	632	568	73	274
Operating income		11,656	4,721	4,624	1,953

Finance income	14	956	664	528	350
Finance costs	14	(3,066)	(2,410)	(1,631)	(1,143)
Other financial results	14	(13,341)	(705)	(11,213)	(1,323)
Financial results, net		(15,451)	(2,451)	(12,316)	(2,116)
(Loss) profit before income tax		(3,795)	2,270	(7,692)	(163)
Income tax	21	1,936	(112)	2,511	320
(Loss) profit of the period from continuing operations		(1,859)	2,158	(5,181)	157
Profit (loss) of the year from discontinued operations	1.3	3,069	188	2,538	(106)
Profit (loss) of the period		1,210	2,346	(2,643)	51

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Remeasurements related to defined benefit plans		(14)	-	(14)	-
Income tax		4	-	4	-
Exchange differences on translation		(29)	(27)	24	(29)
Other comprehensive income (loss) of the period from continuing operations		(39)	(27)	14	(29)
Other comprehensive income of the period from discontinued operations	1.3	(229)	220	(672)	370
Total comprehensive income (loss) of the period		942	2,539	(3,301)	392

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

(Continuation)

		Six-month		Three-month
	Note	06.30.2018	06.30.2017	06.30.2018	06.30.2017
Total income (loss) of the period attributable to:
Owners of the company		352	1,810	(2,661)	(91)
Non - controlling interest		858	536	18	142
		1,210	2,346	(2,643)	51

Total income (loss) of the period attributable to owners of the company:
Continuing operations		(2,654)	1,637	(5,198)	(14)
Discontinued operations		3,006	173	2,537	(77)
		352	1,810	(2,661)	(91)

Total comprehensive income (loss) of the period attributable to:
Owners of the company		(98)	1,910	(3,319)	96
Non - controlling interest		1,040	629	18	296
		942	2,539	(3,301)	392

Total comprehensive income (loss) of the period attributable to owners of the company:
Continuing operations		(2,693)	1,608	(5,184)	(43)
Discontinued operations		2,595	302	1,865	139
		(98)	1,910	(3,319)	96

Earnings (losses) per share attributable to the equity holders of the company during the period
Basic and diluted earnings (losses) per share from continuing operations	15	(1.3048)	0.8456
Basic and diluted earnings per share from discontinued operations	15	1.4779	0.0894
Total basic and diluted earnings per share	15	0.1731	0.9349

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of June 30, 2018

presented with comparative figures

(In millions of Argentine Pesos (“$”) – unless otherwise stated)

	Note	06.30.2018	12.31.2017
ASSETS
NON-CURRENT ASSETS
Investments in joint ventures and associates	16	6,589	5,754
Property, plant and equipment	17	46,467	41,214
Intangible assets	18	1,570	1,586
Other assets		21	2
Financial assets at fair value through profit and loss	19	150	150
Deferred tax assets	21	1,892	1,306
Trade and other receivables	22	8,274	5,042
Total non-current assets		64,963	55,054

CURRENT ASSETS
Inventories	23	4,254	2,326
Financial assets at fair value through profit and loss	19	23,089	14,613
Financial assets at amortized cost	20	516	25
Derivative financial instruments		4	4
Trade and other receivables	22	23,431	19,145
Cash and cash equivalents	24	3,223	799
Total current assets		54,517	36,912
Assets classified as held for sale	1.3	1,013	12,501
Total assets		120,493	104,467

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

 (Continuation)

	Note	06.30.2018	12.31.2017
SHAREHOLDERS´ EQUITY
Share capital	25	1,948	2,080
Share premium		5,822	5,818
Treasury shares	25	135	3
Treasury shares cost		(6,344)	(72)
Legal reserve		416	300
Voluntary reserve		8,412	5,146
Other reserves		(363)	140
Retained earnings (Acumulated losses)		176	3,243
Other comprehensive income		(198)	252
Equity attributable to owners of the company		10,004	16,910
Non-controlling interest		1,316	3,202
Total equity		11,320	20,112

LIABILITIES
NON-CURRENT LIABILITIES
Investments in joint ventures and associates	16	350	-
Trade and other payables	26	6,734	6,404
Borrowings	27	55,165	37,126
Deferred revenue		196	195
Salaries and social security payable		136	120
Defined benefit plans		1,071	992
Deferred tax liabilities	21	465	1,526
Income tax and minimum notional income tax provision		925	863
Taxes payables		836	366
Provisions	28	5,386	4,435
Total non-current liabilities		71,264	52,027

CURRENT LIABILITIES
Trade and other payables	26	23,431	18,052
Borrowings	27	8,806	5,840
Deferred revenue		3	3
Salaries and social security payable		1,508	2,154
Defined benefit plans		99	121
Income tax and minimum notional income tax provision		1,305	943
Taxes payables		2,054	1,965
Derivative financial instruments		112	82
Provisions	28	548	798
Total current liabilities		37,866	29,958
Liabilities associated to assets classified as held for sale	1.3	43	2,370
Total liabilities		109,173	84,355
Total liabilities and equity		120,493	104,467

The accompanying notes are an integral part of these unaudited condensed interim financial statements

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the six-month period ended June 30, 2018

presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

	Attributable to owners
	Equity holders of the company					Retained earnings						Non-controlling interest	Total equity
	Share capital	Share premium	Treasury shares	Treasury shares cost		Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss) for the year	Retained earnings (Accumulated losses)	Subtotal
Balance as of December 31, 2016	1,938	4,828	-	-		232	3,862	135	70	(11)	11,054	3,020	14,074

Recomposition of legal reserve - Shareholders’ meeting 04.07.2017	-	-	-	-		68	-	-	-	(68)	-	-	-
Recomposition of volumtary reserve - Shareholders’ meeting 04.07.2017	-	-	-	-		-	1,284	-	-	(1,284)	-	-	-
Stock compensation plans	-	8	-	-		-	-	-	-	-	8	4	12
Acquisition of own shares	(3)	-	3	(72)		-	-	-	-	-	(72)	-	(72)
Dividens provided for or paid	-	-	-	-		-	-	-	-	-	-	(88)	(88)
Profit for the three-month period	-	-	-	-		-	-	-	-	1,810	1,810	536	2,346
Other comprehensive income for the three-month period	-	-	-	-		-	-	-	100	-	100	93	193
Balance as of June 30, 2017	1,935	4,836	3	(72)	-	300	5,146	135	170	447	12,900	3,565	16,465

Stock compensation plans	-	6	-	-		-	-	5	-	-	11	-	11
Merger with subsidiaries	145	976	-	-		-	-	-	-	-	1,121	(1,121)	-
Profit for the complementary six-month period	-	-	-	-		-	-	-	-	2,796	2,796	528	3,324
Other comprehensive income for the complementary six-month period	-	-	-	-		-	-	-	82	-	82	230	312
Balance as of December 31, 2017	2,080	5,818	3	(72)		300	5,146	140	252	3,243	16,910	3,202	20,112

Change in accounting policies (Note 4.1.1)	-	-	-	-		-	-	-	-	(37)	(37)	(30)	(67)
Balance as of Juanary 1, 2018	2,080	5,818	3	(72)		300	5,146	140	252	3,206	16,873	3,172	20,045

Recomposition of legal reserve - Shareholders’ meeting 04.27.2018	-	-	-	-		116	-	-	-	(116)	-	-	-
Recomposition of volumtary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-		-	3,266	-	-	(3,266)	-	-	-
Stock compensation plans	-	4	-	3		-	-	1	-	-	8	4	12
Acquisition of own shares (Note 25)	(132)	-	132	(6,275)		-	-	(504)	-	-	(6,779)	(357)	(7,136)
Distribution of dividends	-	-	-	-		-	-	-	-	-	-	(62)	(62)
Sale of share in companies	-	-	-	-		-	-	-	-	-	-	(2,481)	(2,481)
Profit for the six-month period	-	-	-	-		-	-	-	-	352	352	858	1,210
Other comprehensive income for the six-month period	-	-	-	-		-	-	-	(450)	-	(450)	182	(268)
Balance as of June 30, 2018	1,948	5,822	135	(6,344)		416	8,412	(363)	(198)	176	10,004	1,316	11,320

(1)    It includes the result of operations with non-controlling interest that do not result in a loss of control and reserves for stock compensation plans.

The accompanying notes are an integral part of these unaudited condensed interim financial statements

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the six-month period ended June 30, 2018

presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

	Note	06.30.2018	06.30.2017

Cash flows from operating activities:
Total profit for the period from continuing operations		(1,859)	2,158
Total profit for the period from discontinued operations		3,069	188
Adjustments to reconcile net profit (loss) to cash flows generated by operating activities:
Income tax		(1,936)	112
Accrued interest		2,020	1,673
Depreciations and amortizations	9, 10 and 11	1,784	1,627
Constitution of allowances, net	13	342	74
Constitution of provisions, net	13	488	(178)
Share of profit from joint ventures and associates	16	(632)	(568)
Accrual of defined benefit plans	9, 10 and 11	130	143
Net exchange differences	14	13,772	1,012
Result from measurement at present value	14	154	104
Changes in the fair value of financial instruments		(577)	(401)
Results from property, plant and equipment sale and decreases		(22)	(6)
Dividends received		(11)	(24)
Compensation agreements	9, 10 and 11	55	323
Result from the sale of shareholdings in companies and property, plant and equipment	1.3	(2,864)	-
Onerous contract (Ship or pay)	13	153	14
Other		(2)	47

Changes in operating assets and liabilities:
Increase in trade receivables and other receivables		(4,420)	(2,064)
Increase in inventories		(2,054)	(577)
Increase (Decrease) in trade payables and other payables		876	(8)
Increase in deferred income		3	28
Decrease in salaries and social security payable		(630)	(140)
Decrease in defined benefit plans		(73)	30
Increase (Decrease) in tax payables		1,468	(981)
Decrease in provisions		(933)	(1,181)
Income tax and minimum notional income tax paid		(672)	(836)
Proceeds from derivative financial instruments		(369)	79
Net cash (used in) generated by operating activities from discontinued operations	1.3	(1,295)	1,352
Net cash generated by operating activities		5,965	2,000

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS (Continuation)

	Note	06.30.2018	06.30.2017
Cash flows from investing activities:
Payment for property, plant and equipment		(5,413)	(5,358)
Payment for financial assets		(26,514)	(7,088)
Proceeds from sale of property, plant and equipment		77	-
Proceeds from financial assets' sale and amortization		19,544	3,836
Collections for sales of shares in companies and property, plant and equipment		11,872	328
Dividends received		25	26
Proceeds from loans		(137)	28
Recovery of investment funds, net		3,017	620
Net cash used in investing activities from discontinued operations	1.3	(26)	(607)
Net cash generated by (used in) investing activities		2,445	(8,215)

Cash flows from financing activities:
Proceeds from borrowings		1,293	21,866
Payment of borrowings		(892)	(14,588)
Payment of borrowings' interests		(1,656)	(1,133)
Payment for acquisition of own shares		(7,003)	(72)
Payments of dividends from subsidiaries to third parties		(62)	(43)
Repayment of own debt		(13)	(28)
Net cash generated by (used in) financing activities from discontinued operations	1.3	1,161	(803)
Net cash (used in) generated by financing activities		(7,172)	5,199

Increase (decrease) in cash and cash equivalents		1,238	(1,016)

Cash and cash equivalents at the begining of the year	24	799	1,421
Cash and cash equivalents at the begining of the year reclasified to assets classified as held for sale		161	-
Exchange difference generated by cash and cash equivalents		1,025	(100)
Increase in cash and cash equivalents		1,238	(1,016)
Cash and cash equivalents at the end of the period	24	3,223	305

Significant non-cash transactions from continuing operations :
Acquisition of property, plant and equipment through an increase in trade payables	(1,344)	(939)
Borrowing costs capitalized in property, plant and equipment	(293)	(181)
Dividends form subsidiaries pending payment to third parties	-	(44)
Increase in asset retirement obligation provision	17	(10)
Constitution of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss	(250)	136
Decrease in loans through compensation with trade receivables and other receivables	-	(26)

Significant non-cash transactions from discontinued operations :
Acquisition of property, plant and equipment through an increase in trade payables	-	(11)
Receivable for property, plant and equipment sale, pending of collection	-	24

The accompanying notes are an integral part of these unaudited condensed interim financial statements

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the six and three-month periods ended June 30, 2018

presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: GENERAL INFORMATION AND CORPORATE STRUCTURE

1.1.  General information

The Company is the largest fully integrated power company in Argentina and, through its subsidiaries, it participates in the electricity and oil and gas value chains.

In the generation segment, the Company has a 3,871 MW installed capacity, which represents approximately 10.2% of Argentina’s installed capacity, and is the second largest independent generator in the country. Additionally, the Company is currently undergoing a process to expand its capacity by 554 MW.

In the distribution segment, the Company has a controlling interest in Edenor, the largest electricity distributor in Argentina, which has approximately 3 million customers and a concession area covering the Northern part of the City of Buenos Aires and Northwestern Greater Buenos Aires.

In the oil and gas segment, the Company is one of the leading oil and natural gas producers in Argentina, with operations in 11 production areas and 9 exploratory areas and a production level of 7 million m3/day of natural gas and 4,700 barrels of oil equivalent for oil during the first semester of 2018 due to continuing operations. Its main natural gas production blocks are located in the Provinces of Neuquén and Río Negro. Additionally, the Company operates in 4 production areas in Venezuela, with a crude oil production of 0,300 barrels/day, and has a 23.1% interest in Oldelval, a company engaged in the transportation of crude oil from the Neuquén basin to the Province of Buenos Aires Pursuant to the divestment mentioned in Note 1.3.1, certain assets within the segment and their associated liabilities have been classified as discontinued operations, registering a production level of 1.1 million m3/day for natural gas, and 13.3 thousand boe/day for oil and LPG during the first quarter of 2018 by discontinuing operations .

As a result of the divestment mentioned in Note 1.3.2, the main assets of the refining and distribution segment and their associated liabilities have been classified as held for sale, and their results and cash flows, as discontinued operations.

In the petrochemicals segment, the Company has three high-complexity plants producing a wide variety of petrochemical products, including styrenics and synthetic rubber, and holding a large market share.

Finally, through its holding and others segment, the Company participates in the electricity and gas transportation businesses, conducts financial investment transactions and maintains investments in other companies having complementary businesses. In the transmission business, the Company jointly controls Citelec, which has a controlling interest in Transener, a company engaged in the operation and maintenance of a 20,718 km high-voltage electricity transmission network in Argentina with an 85% share in the Argentine electricity transmission market. In the gas transportation business, the Company jointly controls CIESA, which has a controlling interest in TGS, a company holding a concession for the transportation of natural gas with 9,184 km of gas pipelines in the center, west and south of Argentina, and which is also engaged in the processing and sale of natural gas liquids through the Cerri Complex, located in Bahía Blanca, in the Province of Buenos Aires.

.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

1.2.  . Corporate reorganizations

1.2.1.   2016 Reorganization:

On December 23, 2016, the Board of Directors of Pampa Energía, as absorbing company, and Petrobras Argentina, PEISA y Albares, as absorbed companies, approved the PMC. Additionally, on April 19, 2017, the final merger agreement was entered into.

Pursuant to the provisions of Chapter X of the CNV provisions, the Company has filed a merger authorization proceeding before this entity and obtained from the CNV its authorization to publish the merger prospectus.

On May 2, 2018, the Public Registry registered the merger. On May 21, 2018, the exchange of Petrobras shares for those of the Company was effected. As a result, 193,745,611 shares of Petrobras were exchanged for 101,771,793 shares of the Company.

1.2.2.   2017 Reorganization:

On December 21, 2017, the Board of Directors of Pampa Energía, as absorbing company, and BLL, CTG, CTLL, EG3 Red, INDISA, INNISA, IPB, PP II and PEPASA, as absorbed companies, approved the PMC and on April 27, 2018, the Extraordinary Meetings of Shareholders of the involved companies resolved to approve the merger pursuant to the terms of such pre-merger commitment.

On June 1, 2018, the Final Merger Agreement between Pampa and the absorbed companies was signed and entered for registration with the respected authorities. On July 20, 2018, the CNV granted administrative approval to the merger and sent the proceedings to the Public Registry for registration, which took place on August 2, 2018.

1.3.  Assets classified as held for sale, related liabilities and discontinued operations

1.3.1 Sale of PELSA shares and certain oil areas

On January 16, 2018, the Company agreed to sell to Vista Oil & Gas S.A.B. de C.V. (“Vista”) its direct 58.88% interest in PELSA and its direct interests in the Entre Lomas, Bajada del Palo, Agua Amarga and Medanito-Jagüel de los Machos blocks, in line with the Company's strategy to focus its investments and human resources both on the expansion of its power generation installed capacity and on the exploration and production of natural gas, placing a special focus on the development and exploitation of unconventional gas reserves, as well as to continue investing on the development of its utility concessions.

Pursuant to the foregoing, assets and liabilities subject to this transaction have been classified as held for sale, and the results for affected operations have been disclosed under “Discontinued Operations” in the consolidated Statement of comprehensive income and in the consolidated statement of cash flows.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

On April 4, 2018, upon the meeting of all applicable conditions precedent, the transaction was closed. The price paid by Vista, considering the agreed adjustments regarding interests in PELSA, amounted to US$ 389 million. This transaction generated a profit comprehensive income net of taxes in the amount of $ 1,177 million.

06.30.2018
Sale price	7,725
Book value of assets sold and costs associated with the transaction	(5,010)
Result for sale	2,715
Interests (1)	97
Income tax	(964)
Imputed in results	1,848

Other comprehensive income (loss)
Reclasification form exchange differences on translation	(847)
Income tax	176
Imputed in Other comprehensive income	(671)

Total comprehensive income	1,177

(1) Are exposed in "Financial income" of the consolidated statement of comprehensive income related to discontinued operations

1.3.2 Sale of assets in the Refining and Distribution segment

On December 7, 2017, the Company executed with Trafigura Ventures B.V and Trafigura Argentina S.A. (“Trafigura”) an agreement for the sale of certain assets in the Company’s refining and distribution segment based on the conviction that the oil refining and distribution business calls for a larger scale to attain sustainability. The closing of the transaction is subject to the meeting of certain conditions precedent.

The assets subject-matter of the transaction are as follows: (i) the Ricardo Eliçabe refinery; (ii) the Avellaneda lubricants plant; (iii) the Caleta Paula reception and dispatch plant; and (iv) the network of gas stations currently operated under Petrobras branding.

The Dock Sud storage facility is excluded from the sale, as well as the Company's investment in Refinor.

The price of the transaction included US$ 90 million in cash, included the regular working capital of the business, adjusted as of the closing of the transaction, and an additional financed amount equivalent to the market value of crude oil, ascertained upon the closing of the transaction pursuant to the methodology stipulated in the agreement.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

Pursuant to the foregoing, assets and liabilities subject to this transaction have been classified as held for sale, in accordance with IFRS 5. The Company has measured its net assets at the lower of fair value less cost to sell and carrying value before held for sale criteria was met and it involved the recognition of an impairment of Intangible assets and Property, plant and equipment in the amount of $ 687 million as of December 31, 2017, and the results for the Refining and Distribution segment under "Discontinued Operations" of the statement of comprehensive income.

Under the executed agreement, the Company incorporated, with 100% of the shareholdings, and later made several contributions for a total amount of $ 960 million to the following companies: Lubricantes Avellaneda S.A.U., Refinería Bahía Blanca S.A.U. and Terminal CP S.A.U., to supply the capital necessary to acquire the whole of the assets mentioned in bullets i) through iii).

On May 9, 2018, upon the meeting of all applicable conditions precedent the transaction was subject to, the closing of the sale to Trafigura was carried out, including the transfer of all the Company’s contracts, permits and licenses key for the ordinary conduction of the business, together with the transfer of 1,034 employees related to the assets subject-matter of the sale, of which 67 employees work on the Company’s corporate segment.

After applying the adjustments stipulated in the assets purchase and sale agreement, the transaction price amounted to US$ 124.5 million, and was paid by Trafigura on May 9, 2018, with the exception of US$ 9 million which were previously paid as down payment upon the execution of the agreement, and US$13.5 million which have been deposited in an escrow account and which will be released in line with the transfer of the network’s gas stations to the “Puma Energy” brand.

Furthermore, after the closing of the transaction, Trafigura paid to Pampa US$ 56 million for the purchase of crude oil.

As of June 30, 2018, the assets mentioned in bullets (i) and (iii) above were transferred, generating a profit comprehensive income net of taxes in the amount of $ 104 million, according to the following detail:

06.30.2018
Sale price	791
Book value of assets sold and costs associated with the transaction	(642)
Result for sale	149
Income tax	(45)
Total result	104

The assets mentioned in bullets (ii) and (iv) above will be transferred in line with the gradual rebranding of gas stations to the “Puma Energy” brand owned by Trafigura, a process which is expected to be concluded in 2019.

Upon completing the above-mentioned asset transaction, Trafigura and the Company executed several contractual agreements whereby, as from May 9, 2018, the Dock Sud Terminal provides reception, storage and dispatch services for light fuels and base lubricants owned by Trafigura. These agreements, together with others previously executed with other companies, align the Dock Sud plant’s activity as a terminal providing logistics services to third parties.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

The consolidated statement of comprehensive income related to discontinued operations is presented below:

As of June 30, 2018

	Oil and gas	Refining y distribution	Eliminations	Total
Revenue	1,743	9,872	(2,166)	9,449
Cost of sales	(866)	(8,211)	2,150	(6,927)
Gross profit (loss)	877	1,661	(16)	2,522

Selling expenses	(51)	(900)	-	(951)
Administrative expenses	(33)	(117)	-	(150)
Exploration expenses	(3)	-	-	(3)
Other operating income	43	155	-	198
Other operating expenses	(44)	(179)	-	(223)
Result from the sale of shareholdings in companies and property, plant and equipments	2,715	149	-	2,864
Operating income (loss)	3,504	769	(16)	4,257

Financial income	113	19	-	132
Financial expenses	-	(8)	-	(8)
Other financial results	(88)	382	-	294
Financial results, net	25	393	-	418
Income (loss) before income tax	3,529	1,162	(16)	4,675
				-
Income tax	(1,257)	(349)	-	(1,606)
Profit (loss) of the period from discontinued operations	2,272	813	(16)	3,069

Other comprehensive income (loss)
Income tax	176	-	-	176
Reclasification form exchange differences on translation	(847)			(847)
Exchange differences on translation	442	-	-	442
Other comprehensive loss of the period from discontinued operations	(229)	-	-	(229)
Total comprehensive income (loss) of the period from discontinued operations	2,043	813	(16)	2,840

	Oil and gas	Refining y distribution	Eliminations	Total
Total income (loss) of the period from discontinued operations attributable to:
Owners of the company	2,209	813	(16)	3,006
Non - controlling interest	63	-	-	63
	2,272	813	(16)	3,069

Total comprehensive income (loss) of the period from discontinued operations attributable to:
Owners of the company	1,798	813	(16)	2,595
Non - controlling interest	245	-	-	245
	2,043	813	(16)	2,840

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

As of June 30, 2017

	Oil and gas	Refining y distribution	Eliminations	Total
Revenue	2,824	8,150	(2,974)	8,000
Cost of sales	(2,238)	(7,058)	3,035	(6,261)
Gross profit	586	1,092	61	1,739

Selling expenses	(93)	(928)	-	(1,021)
Administrative expenses	(65)	(212)	-	(277)
Exploration expenses	(10)	-	-	(10)
Other operating income	125	115	-	240
Other operating expenses	(78)	(144)	-	(222)
Operating income	465	(77)	61	449

Financial income	11	7	-	18
Financial expenses	-	(9)	-	(9)
Other financial results	(74)	(12)	-	(86)
Financial results, net	(63)	(14)	-	(77)
Income before income tax	402	(91)	61	372

Income tax	(197)	13	-	(184)
Profit (loss) of the period from discontinued operations	205	(78)	61	188

Other comprehensive income
Items that may be reclassified to profit or loss
Exchange differences on translation	220	-	-	220
Other comprehensive loss of the period from discontinued operations	220	-	-	220
Total comprehensive income (loss) of the period from discontinued operations	425	(78)	61	408

	Oil and gas	Refining y distribution	Eliminations	Total
Total income of the period from discontinued operations attributable to:
Owners of the company	190	(78)	61	173
Non - controlling interest	15	-	-	15
	205	(78)	61	188

Total comprehensive income of the period from discontinued operations attributable to:
Owners of the company	319	(78)	61	302
Non - controlling interest	106	-	-	106
	425	(78)	61	408

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

The consolidated statement of cash flows related to discontinued operations is presented below:

	06.30.2018	06.30.2017

Net cash (used in) generated by operating activities	(1,295)	1,352
Net cash used in investing activities	(26)	(607)
Net cash generated by (used in) financing activities	1,160	(803)
Decrease in cash and cash equivalents from discontinued operations	(161)	(58)

Cash and cash equivalents at the begining of the year	161	91
Decrease in cash and cash equivalents	(161)	(58)
Cash and cash equivalents at the end of the period	-	33

As of June 30, 2018 and December 31, 2017, the assets and liabilities that comprise the assets held for sale and associated liabilities are:

As of June 30, 2018	Refining y distribution
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	563
Intangible assets	167
Total non-current assets	730

CURRENT ASSETS
Financial assets at fair value through profit and loss	10
Inventories	273
Total current assets	283
Total assets classified as held for sale	1,013

LIABILITIES
NON-CURRENT LIABILITIES
Defined benefit plans	3
Provisions	21
Total non-current liabilities	24

CURRENT LIABILITIES
Provisions	19
Total current liabilities	19
Liabilities associated to assets classified as held for sale	43

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

As of December 31, 2017	Oil and gas	Refining y distribution	Total
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	7,545	1,119	8,664
Intangible assets	311	104	415
Financial assets at amortized cost	35	-	35
Trade and other receivables	6	-	6
Total non-current assets	7,897	1,223	9,120

CURRENT ASSETS
Inventories	153	1,960	2,113
Financial assets at fair value through profit and loss	681	-	681
Trade and other receivables	426	-	426
Cash and cash equivalents	161	-	161
Total current assets	1,421	1,960	3,381
Total assets classified as held for sale	9,318	3,183	12,501

LIABILITIES
NON-CURRENT LIABILITIES
Defined benefit plans	97	58	155
Deferred tax liabilities	567	-	567
Provisions	922	52	974
Total non-current liabilities	1,586	110	1,696

CURRENT LIABILITIES
Trade and other payables	390	-	390
Salaries and social security payable	47	-	47
Defined benefit plans	2	6	8
Income tax and minimum notional income tax provision	26	-	26
Taxes payables	117	-	117
Provisions	51	35	86
Total current liabilities	633	41	674
Liabilities associated to assets classified as held for sale	2,219	151	2,370

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

1.4      Investments in subsidiaries

Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

			06.30.2018	12.31.2017
Company	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
Corod	Argentina	Oil	100.00%	100.00%
CPB Energía S.A.	Argentina	Generation	100.00%	100.00%
Ecuador TLC S.A.	Ecuador	Oil	100.00%	100.00%
Edenor (2)	Argentina	Distribution of energy	51.73%	51.54%
Enecor S.A.	Argentina	Transportation of electricity	69.99%	69.99%
HIDISA	Argentina	Generation	61.00%	61.00%
HINISA	Argentina	Generation	52.04%	52.04%
PACOSA	Argentina	Distributor	100.00%	100.00%
PBI	Bolivia	Investment	100.00%	100.00%
PELSA (1)	Argentina	Oil	-	58.88%
Petrobras Energía Colombia Gran Cayman	Colombia	Oil	100.00%	100.00%
Petrobras Energía Ecuador	Gran Cayman	Investment	100.00%	100.00%
Petrobras Energía Operaciones Ecuador	Ecuador	Oil	100.00%	100.00%
Petrolera San Carlos S.A.	Venezuela	Oil	100.00%	100.00%
PHA	Spain	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PPSL	Spain	Investment	100.00%	100.00%
TGU	Uruguay	Gas transportation	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%
Trenerec Bolivia	Bolivia	Investment	100.00%	-
Trenerec	Ecuador	Investment	100.00%	-

(1)       See Note 1.3.1

(2)       Corresponding to the actual interest taking into consideration the effects of Edenor’s portfolio shares (the nominal stake amounting to 51%).

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: REGULATORY FRAMEWORK

As of the issuance of these condensed interim consolidated financial statements, there are no meaningful changes regarding the situation disclosed by the Company as of December 31, 2017 except for the following:

2.1.     Electricity Distribution

2.1.1  Tariff situation

On January 31, 2018, the ENRE issued Resolution No. 33/18, whereby it approves the CPD values, the values of the monthly installment to be applied in accordance with the provisions of ENRE Resolution No. 329/17, and the values of Edenor’s electricity rate schedule applicable to consumption recorded as from February 1, 2018 recognizing income for $ 697 million under Revenues from sales.

On July 31, 2018, the ENRE published Resolution No. 208/18, whereby it approves the new electricity rate schedule to be applied as from August 1, 2018.

In that regard, 50% of the inflation-related adjustment of the CPD, provided for in the Concession Agreement, relating to the February-August 2018 period, will be deferred and applied in six (6) monthly and consecutive installments as from February 1, 2019, which will neither imply a negative economic impact for Edenor nor affect the service quality parameters resulting from the RTI of February 1, 2017.

Furthermore, and in relation to the effects generated by the non-compliance with the Adjustment Agreement (Note 1 to the Financial Statements as of December 31, 2017), on July 30, 2018, the MEyM agreed to implement the administrative actions necessary to settle the pending obligations of the Transition Period.

2.1.3 Penalties

Due to the occurrence of an extraordinary situation that affected the provision of the service, covered by item 3.3 of Sub-appendix 4 to the Concession Agreement (more than 70,000 daily consumers affected in the certain periods), on April 23, 2018, the ENRE issued Resolution No. 118 pursuant to which Edenor is instructed to calculate and pay a compensation to small-demand residential customers (residential Tariff 1 Consumers) for each interruption higher than or equal to 20 hours suffered during said periods. The impacts of these compensation amounts were quantified by Edenor in $ 87 million and recognized as of June 30, 2018.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Furthermore, on May 31, 2018, by means of ENRE Resolution No. 170/18, the penalty system for deviations from the Annual and Quinquennial Investment Plan is approved. The amounts resulting from the application of these penalties will be allocated to consumers.

On July 17, 2018, the ENRE, by means of Resolution No. 198/18, provides that, as from September 2018, Edenor will be required to assess service provision interruptions/problems suffered by consumers by District or Commune of medium-voltage feeders in accordance with the criteria approved by this Resolution. At the date of these condensed interim financial statements, Edenor is evaluating the potential effects of this Resolution.

2.2.     Gas Transportation

2.2.1 Natural Gas Transportation

On March 27, 2018, the PEN passed Executive Order No. 250/2018 ratifying the Comprehensive Memorandum of Understanding executed on March 30, 2017 between TGS and the National Government, which had been timely approved by the different intervening government agencies and the National Congress. This Executive Order provides for the termination of the RTI process and the Transitory Agreement also executed between TGS and the National Government on March 30, 2017, which marks the conclusion, after 17 years, of the License renegotiation after 17 years of discussions.

As a result: (i) TGS received the last installment of the tariff increase provided for by Resolution No. 4,362/17; and (ii) TGS and its shareholders waived all administrative and/or judicial claims brought against the National Government, including the Arbitration Proceeding initiated before the ICSID.

In this sense, and in line with the public hearing held on February 20, 2018, on March 27, 2018, ENARGAS Resolution No. 310/18 granted a 50% increase in the natural gas transportation utility and the Access and Use Charge tariffs. It should be pointed out that this increase includes the last stage of the whole tariff increase granted under Resolution No. 4,362/17 for 214.2% and 37% on the natural gas transportation utility and the Access and Use Charge, respectively, pursuant to MEyM Resolution No. 74/2017, which provided for its application in three stages.

On May 4, 2018, ENARGAS notified TGS of Note No. 4103 pursuant to which the 2016 Investment Plan committed by TGS under the transitory agreement entered into on February 24, 2016 is deemed completed.

In view of the full performance of such investment plan and the conclusion of the RTI process, TGS is subject to no regulatory limitations preventing the payment of dividends as stipulated in the 2016 Transitory Agreement.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

2.2.2 Non-Regulated Activity

On March 27, 2018, the Secretariat of Hydrocarbon Resources issued Resolution No. 5/2018 providing for an increase, effective as from April 1, 2018, in the price of the products supplied under the Household Gas Bottles’ Program created by Executive Order No. 470/15, to $ 5,416/ton and $ 5,502/ton for butane and propane, respectively. Besides, the compensation paid by the National Government remained at $ 550/ton. As of June 30, 2018, the National Government owes TGS $ 102 million under these items.

2.2.3 Arbitration claim

With regard to the Arbitration Claim informed in Note 2.6.3. to the consolidated financial statements as of December 31, 2017, on April 20, 2018, TGS was notified by the International Court of Arbitration (“ICC”) that on April 18, 2018, such Court received the Draft Award submitted by the Arbitration Court, which was finally approved on May 4, 2018.

On May 28, 2018, the ICC issued the final award, which partially upheld the allegations of the complaint and resolved that TGS should pay to Pan American Energy LLC Argentina branch and Pan American Sur S.A. a compensation in the amount of US$21.3 million, including interest, which was paid on June 14, 2018.

2.2.4 Contractual Commitments - Vaca Muerta Project

On April 3, 2018, TGS; the Subsecretariat of Energy, Mining and Hydrocarbons of the Province of Neuquén, and Petróleo de Neuquén S.A., executed a memorandum of understanding granting TGS a concession for the construction and operation of a gas collector pipeline crossing different fields in the Vaca Muerta formation. Additionally, TGS will construct and operate a gas conditioning plant.

The collector pipeline, which will connect the Rincón La Ceniza field with the main gas pipeline system, will have a transportation capacity of 37 million MMm3/day and a 92 km extension. The conditioning plant, which will adapt the quality of natural gas before its entry into the main gas pipeline system, will have an initial capacity of 5 MM m3/day. For the first stage of the project, an investment of US$ 250 million is estimated and will be executed in the remainder of the year 2018 and part of the year 2019.

Later, on June 7, 2018, TGS executed a supplementary memorandum of understanding with the above-mentioned bodies of the Province of Neuquén. This memorandum of understanding, which was ratified by Order No. 836/18 issued by the Province of Neuquén’s Executive Branch, approves the extension of the transportation concession, which will allow TGS to construct and operate a second tranche of the above-mentioned collector gas pipeline (the “South Tranche”).

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

The South Tranche will extend from the progressive Km 32.5 of the North Tranche of the transportation concession to the progressive Km 41 of the El Mangrullo-Aguada La Arena Pipeline requiring an investment of US $ 41 million and will allow transporting up to 25 million MMm3/d, and it will have an extension of 33 km. The habilitation of the work is scheduled for April 2019

2.3.     Transmission

On February 15, 2018, the ENRE issued Resolutions No. 37/18 and 38/18, as amended by Resolutions No. 99/18 and No. 100/18 dated April 5, 2018, setting new tariff schemes effective as from February 2018, the resulting annual regulated revenues amounting to $ 4,388 million and $ 1,979 million for Transener and Transba, respectively.

Besides, during fiscal year 2017, Transener and Transba requested the recognition of damages on account of breaches by the National Government regarding the following: (i) the failure to recognize receivables on account of cost variations in the provision of the high-voltage electric power transmission and regional distribution in the Province of Buenos Aires based on the actual cost variations under the Transition Tariff Regime; and (ii) the failure to determine the reasonable profitability that should result from the RTI, both items for the May 2013-January 2017 period.

Notwithstanding the foregoing, claims submitted by Transener and Transba regarding the capital base valuation on which the profitability fixed by ENRE Resolution No. 553/16 applies and other issues that have not been resolved favorably will continue being heard before the SEE under the appeal brought subsidiarily to the Motions for Reconsideration.

On July 3, 2018, the ENRE informed the launching of the proceeding for the determination of the remuneration to independent transmission system operators in the exploitation stage, including TIBA (Transba) and the Fourth Line (Transener). Transmission system operators will have a term of 30 days to submit information on costs, investments and tariff claims to the ENRE, which will also include Transener’s opinion in its capacity as concessionaire of the High-Voltage Transmission System.

2.4.     Oil and gas

2.4.1.     Program for the Encouragement of Investments in the Development of Unconventional Natural Gas Production

The Company has requested its inclusion in the program, and is currently conducting all necessary procedures for the registration of certain hydrocarbon production blocks in the program.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 3: BASIS OF PREPARATION

These unaudited condensed interim financial statements for the three-month period ended on June 30, 2018 have been prepared in accordance with the provisions of IAS 34 "Interim Financial Reporting", these are expressed in Argentine pesos and have been approved for their issuance by the Company’s Board of Directors on August 10, 2018.

This unaudited condensed interim financial information had been prepared under the historical cost convention, modified by the measurement of financial assets at fair value and should be read in conjunction with the consolidated financial statements of the Company as of December 31, 2017, which have been prepared in accordance with IFRS, as issued by the IASB.

These unaudited condensed interim financial statements for the six-month period ended June 30, 2018 have not been audited. The Company’s management estimates they include all the necessary adjustments to state fairly the results of operations for each period. The results for the six-month period ended June 30, 2018, does not necessarily reflect in proportion the Company’s results for the complete year.

The accounting policies have been consistently applied to all entities within the Group.

Comparative information

Balances as of December 31, 2017 and for the six-month period ended on June 30, 2017, included in these unaudited condensed interim financial statements for comparative purposes, are derived from the financial statements at those dates. Certain reclassifications have been made to those financial statements to keep the consistency in the presentation with the amounts of the current period.

As a result of the divestments mentioned in Note 1.3, the Company has classified certain assets from Refining and Distribution and Oil and Gas segments as held for sale, classifying their results and cash flows as discontinued operations.

Additionally, with the purpose of improving the quality of the revised internal information for decision-making and resource allocation processes, the Company has assigned to each business segment the expenses of the centralized structure and the financial results associated with the management of the net financial debt and the income tax considered in the Holding and Others segment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these unaudited condensed interim financial statements are consistent with those used in the financial statements for the last fiscal year prepared under IFRSs, which ended on December 31, 2017.

4.1 New accounting standards, amendments and interpretations issued by the IASB adopted by the Company

The Company has applied the following standards and / or amendments for the first time as of January 1, 2018:

- IFRS 15 "Revenue from contracts with customers" (issued in May 2014 and amended in September 2015)

- IFRS 9 "Financial instruments" (amended in July 2014)

- IFRS 2 "Share based payments" (amended June 2016)

- IFRIC 22 "Foreign currency transactions and advance consideration" (issued in December 2016)

- Annual improvements to IFRS Standards - Cycle 2014-2016 (issued in December 2016)

The impact of the initial application of IFRS 9 and IFRS 15 is disclosed below, either the impact on the results of operations and the financial position of the Company, or the impact on the accounting policies applicable as from January 1, 2018.

The application of the rest of the standards, modifications or interpretations did not have any impact on the results of the operations or the financial position of the Company.

4.1.1 Impacts of adoption

4.1.1.1 IFRS 15

The Company opted to apply IFRS 15 retrospectively as from of January 1, 2018, only in relation to contracts that were not completed at the date of initial application, recognizing, when applicable, the cumulative effect of the application as an adjustment to the opening balance of retained earnings.

The management has assessed the effects of the application of IFRS 15, in relation to the contracts not completed as of January 1, 2018 and has not identified differences related to the identification of performance obligations, nor the methodology for allocating prices to those obligations, that could affect the amount or timing of revenue recognition and, as a consequence, the Company did not recognize any adjustment to the opening balance of retained earnings. Finally, no contract assets or contract liabilities to be separately presented in accordance with IFRS 15, have been identified.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

4.1.1.2 IFRS 9

The Company applied IFRS 9 amended retrospectively as from January 1, 2018, with the practical expedient permitted under the standard, without restating comparative periods.

The Company has reviewed its financial assets measured and classified at fair value through profit and loss or at amortized cost and has concluded that satisfy conditions to maintain the classification. As a result, the initial adoption did not affect the classification and measurement of financial assets of the Company.

On the other hand, regarding the new hedge accounting model, the Company has not opted for the designation of any hedge relationship at IFRS 9 amended initial adoption date and, consequently, the initial adoption did not have any impact on the results of operations or the financial position of the Company.

Finally, in relation to the change in the impairment methodology for financial assets based on expected credit losses, the Company applied the simplified approach of IFRS 9 for trade receivables and for other receivables with similar risk characteristics. To measure the expected credit losses, receivables are grouped by business segment, and based on shared credit risk characteristics and the days past due.

The expected credit loss as of January 1, 2018 was determined based on the following credit loss rates calculated for days past due:

Rates	Undue	30 days	60 days	90 days	120 days	150 days	180 days	+180 days
Distribution of energy	8%	8%	12%	19%	26%	59%	-	-
Rest of business segments	0.32%	0.93%	8.11%	19.61%	35.69%	45.63%	59.00%	63.01%

The loss allowance for trade receivables adjustment as of January 1, 2018 for the application of the expected credit losses methodology to the loss allowance as of December 31, 2017is as follows:

Initial Adjustment
Loss allowance for trade receivables calculated under IAS 39 as of 12/31/2017	557
Adjustment to the opening balance of retained earnings	118
Loss allowance for trade receivables calculated under IFRS 9 as of 01/01/2018	675

The loss allowance for trade receivables increased by $ 447 million, to $ 1.004 million during the six-month period ended June 30, 2018.

Trade receivables are written off when there is no reasonable expectation of recovery. The Company believes that the following are indicators of non-compliance: i) insolvency, bankruptcy or initiation of judicial demands; ii) insolvency state implying a high degree of uncollectivity and iii) more than 90 days past due balances.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

The loss allowance for other receivables adjustment as of January 1, 2018 for the application of the expected credit losses methodology to the loss allowance as of December 31, 2017is as follows:

Initial Adjustment
Loss allowance for other receivables calculated under IAS 39 as of 12/31/2017	173
Adjustment to the opening balance of retained earnings	(26)
Loss allowance for other receivables calculated under IFRS 9 as of 01/01/2018	147

The loss allowance for other receivables increased by $ 110 million, to $ 269 million during the six-month period ended June 30, 2018.

The detailed adjustments to the opening balance in equity as a result of the application of IFRS 9, are disclosed net of tax effect for a total amount of $ 67 million, with counterpart in retained earnings of $ 37 million and in non-controlling interest of $ 30 million.

Finally, although cash, cash equivalents and financial assets are also subject to the impairment requirements of IFRS 9, the identified impairment loss is immaterial.

4.1.2 Impact on accounting policies

4.1.2.1 IFRS 15 – Revenue from contracts with customers

Generation segment

(i) Revenues from SPOT market sales (SEE Resolution No. 19-E/17)

The Company recognizes revenues from i) power availability on a monthly basis as the different power stations are available to generate and ii) energy generated when the delivery of energy is effective, based on the price specified in the applicable Resolution depending on the technology of each plant, including the additional remuneration, if applicable. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 45 days.

(ii) Revenues from contracts with CAMMESA (SE Resolution No. 220/07, SEE Resolution No. 21/16, SEE Resolution No. 420/17 and Renovar Programs)

The Company recognizes revenues from supply contracts with CAMMESA for i) power availability on a monthly basis, as the different power plants are available to generate and ii) energy generated when the delivery of energy is effective, based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 45 days.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

(iii) Revenues from contracts within the MAT (energy plus Resolution SE No. 1281/06 and renewable energy Resolution MEyM No. 281/17)

The Company recognizes revenues from energy plus sales when the delivery of energy is effective based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 30 days, which is consistent with market practice.

Distribution of energy segment

(i) Revenues from contracts with customers (ENRE Resolution No. 63/17 and amendments Resolutions No. 81/17, 82/17, 92/17 and Note No. 124,898 and ENRE Resolution No. 603/17)

The Company recognizes, on a monthly basis, revenues from electricity distribution and commercialization as energy is distributed to each client based on the applicable tariff and procedures established by the ENRE. Such revenue includes energy delivered, whether billed or unbilled, at the end of each period. Revenues are not adjusted for the effect of financing components as sales’ payments are not deferred over time, which is consistent with market practice.

The current remuneration scheme establishes certain limits to the increase in the Value Added Distribution (VAD) resulting from the tariff structure review process, as well as a mechanism for monitoring the variation of Own Distribution Costs (CPD), which implies an increase in the compensation scheme for certain cases; the Company recognizes related revenues only to the extent that it is highly probable that a significant reversal will not occur and it is probable that the consideration will be collected regardless the period in which the energy is distributed.

The Company recognizes revenues related to energy supply to low-income areas and shantytowns, only to the extent that the Framework Agreement with Argentine Nation and Province of Buenos Aires has been renewed for the period in which the service was rendered.

(ii) Other revenues from contracts with customers

The Company recognizes other revenues from contracts with customers in relation to connection and reconnection services, rights of use on poles and transport of energy to other distribution companies on a monthly basis as services are rendered based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales’ payments are not deferred over time, which is consistent with market practice.

Oil and gas segment

(i) Revenues from contracts with customers

The Company recognizes revenues from the sale of gas when control of the product is transferred, that is, at the output of each area, when the gas is delivered to the carrier and to the extent there is no unfulfilled obligation that could affect the acceptance of the product by the client. In all cases the transport of the gas is in charge of the client. Revenues from these sales are recognized based on the price by product specified in each contract or agreement to the extent that it is highly probable that a significant reversal will not occur.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

Revenues are not adjusted for the effect of financing components as sales are made with a credit term not exceeding 45 days, which is consistent with market practice.

(ii) Income from Surplus Gas Injection (Natural Gas Surplus Injection Promotion Program - Resolution No. 1/13 and Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection Resolution No. 60/13 and Modifications Resolutions N ° 22/14 and N ° 139/14 and Program for the Encouragement of Investments in Development of Unconventional Natural Gas Production - MEyM Resolution N ° 46-E / 17 and amendments MEYM Resolution N ° 419/17, MEyM Resolution N ° 447-E / 17 and MEyM Resolution N ° 12E / 18)

The Company recognizes revenues from surplus gas injection when the delivery of the gas is effective based on the price established in the applicable regulation, only to the extent that it is highly probable that a significant reversal will not occur and it is probable that the consideration will be collected, that is, as the procedure established by Government is formally complied with. Although, the consideration Programs´ collection depends on the Argentine Government’s payment capacity that has incurred in important delays in the cancellation of the credits in the past, revenues are not adjusted for the effect of financing components, which is consistent with market practice.

Petrochemical segment

The Company recognizes revenues from the sale of petrochemical products, whether in local or foreign market, when the control of the product is transferred, that is, when the products are delivered to the client and there is no unfulfilled obligation that could affect the acceptance of the product by the client. The delivery, as established in each contract, is occurs:

(a) when the products are dispatched and transported by and in charge of the client, or,

(b) when the products have been dispatched by the Company to a specific location, the obsolescence risks and loss have been transferred to the client, and the client has accepted the products according to the sale contract, the acceptance provisions have expired, or when the Company has objective evidence that all acceptance criteria have been met.

Revenues from these sales are recognized based on the price specified in each contract, to the extent that it is highly probable that a significant reversal will not occur. Revenues are not adjusted for the effect of financing components as sales are made with a credit term not exceeding 90 days, which is consistent with market practice.

Holding and others segment

The Company recognizes revenues from contracts with customers in relation to advisory services to related companies as services are rendered based on the price established in each agreement. Revenues are not adjusted for the effect of financing components, as sales are made with a credit term of 30 days, which is consistent with market practice.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

4.1.2.2 IFRS 9 – Impairment for trade receivables and other receivables

The Company applies the simplified approach permitted by IFRS 9 for trade receivables and for other credits with similar risk characteristics, regardless the existence objective evidence of impairment.

4.1.3 Impact on critical accounting estimates and judgments

4.1.3.1 IFRS 9 - Impairment for trade receivables and other receivables

The recognition of loss allowances for trade receivables and other receivables with similar risk characteristics, is based on the Company's best estimate of the default risk and the calculation of expected credit loss ratios, based on the historical information of the behavior of the Company's clients, current market conditions and forward-looking estimates at the end of each reporting period.

4.2 New accounting standards and amendments issued by the IASB which have not been adopted by the Company

-IAS 19 "Employee benefits": amended in February 2018, establishes changes for measurement of past services costs and net interest in case of post-employment defined benefit plans amendments, curtailments or settlements. It is applicable to plan amendments, curtailments or settlements occurring on or after 1 January 2019.

-Conceptual Framework: the IASB issued a revised conceptual framework for financial reporting that will replace the current framework. However, the framework is not a standard, nor does it replace any existing standard. The set of concepts of the revised conceptual framework is effective immediately for the IASB and Interpretations Committee. It is effective for annual periods beginning on or after January 1, 2020 for companies with financial statements under IFRS that use the conceptual framework to develop accounting policies when no IFRS Standard applies to a particular transaction.

NOTE 5: CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgements on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2017, except for the impact resulting from the initial application of IFRS 9 and IFRS 15 previously detailed in Note 4.1.1.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 6: FINANCIAL RISK MANAGEMENT

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

On March 28, 2018, the Company executed treasury lock agreements for US$ 250 million to hedge the risk of an increase in the debt ratio for future refinancings and/or new planned investments. The management has opted for the designation of this relationship as a cash flow hedge and, consequently, has accumulated US$ 578,000 losses under Other comprehensive income for the actual hedging of contracts. Additionally, during this period, contracts for US$ 100 million were closed, generating a US$ 1.2 million profit as of June 30, 2018.

Additionally, on April 12, 2018, Edenor entered into a hedge operation with the purpose of fixing the financial cost subject to a variable rate of interest amounts that Edenor must pay basis for the October 2018-October 2020 period, corresponding to a loan granted at a variable rate consisting of the six-month Libor rate plus a 2.75% spread, updated semiannually in quarter of a point .

Interest Rate and Exchange Risk Rate

As of June 30, 2018, excluding CAMMESA’s regulatory liabilities, approximately 90% of the Company’s consolidated financial debt consisted mainly of long-term, US$-denominated borrowings in the international capital market, 95% of which was subject to a fixed rate, the variable-rate balance being partially hedged through interest rate hedge agreements. The peso-denominated debt represents approximately 5% of the total debt, and only 27% was subject to a variable rate.

In the second quarter of 2018, due to a combination of external and domestic factors in the macroeconomic context, the U.S. exchange rate increased by 43%, from $ 20.15 to $ 28.85, between March and June.

In an attempt to stop the bank run and to avoid an even more significant devaluation of the Argentine peso, the BCRA provided for an increase in the reference interest rate it uses for its monetary policy (the LEBAC rates reached 50% in the shortest tranches of the curve), also implementing a broad range of measures aiming at tightening its monetary policy. These measures mainly resulted in lower liquidity in the domestic market, and a significantly increased cost of borrowing at the domestic level.

Besides, at the international level, reference interest rates on U.S. Treasury bonds experienced increases which adversely affected the yield on bonds from emerging countries, including Argentina, thus generating a flow of capital from these markets to lower-risk assets.

Taking into consideration that the Company's indebtedness in the domestic market has little relevance to its debt, the increase in interest rates resulting from the measures adopted by the BCRA has had no significant impact on the average indebtedness cost.

Taking into consideration that the Company has a net liability position in U.S. dollars, as of June 30, 2018, the Company recorded net foreign exchange losses in the amount of $ 13,772 million. However, considering that the collection of almost all peso-denominated income is indexed to the U.S. dollar and that most debt is denominated in U.S. dollars and has long-term maturities, the impact of the recent financial turmoil on the exchange rate for the future cancellation of indebtedness is estimated to be limited.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: SEGMENT INFORMATION

The Company is an integrated energy company in Argentina, which participates in the various segments of the electricity sector, in the exploration and production of gas and oil, in petrochemicals and in the refining and distribution of fuels.

Through its own activities, subsidiaries and holdings in joint ventures and affiliates, and based on the business nature, customer portfolio and risks involved, we were able to identify the following business segments:

Electricity Generation, consisting of the Company’s direct and indirect interests in CPB, HINISA, HIDISA, Greenwind, PEFMSA, PEA, Enecor, TMB, TJSM and through its own electricity generation activities through Central Térmica Güemes, Loma de la Lata, Genelba, Piquirenda, Parque Pilar, Ingeniero White and EcoEnergía, the Pichi Picún Leufú hydroelectric complex.

Electricity Distribution, consisting of the Company’s indirect interest in Edenor.

Oil and Gas, consisting of the Company’s own interests in oil and gas areas and through its direct interest in PEPASA, PELSA and PACOSA and investments in Oldelval and OCP associates As of June 30, 2018 and 2017, the Company has classified the results of the divestment mentioned in Note 1.3.1 as discontinued operations.

Refining and Distribution, consisting of the Company’s own operations in the refinery at Bahía Blanca and the service station network, the equity interest in Refinor associate and the commercialization of the oil produced in Argentina, which is transferred at market prices from the Oil and Gas segment. As of June 30, 2018 and 2017, the Company has classified the results of the divestment mentioned in Note 1.3.2 as discontinued operations.

Petrochemicals, comprising of the Company’s own styrenics operations and the catalytic reformer plant operations conducted in Argentine plants.

Holding and Other Business, consisting of financial investment transactions, holding activities, interests in joint businesses CITELEC and CIESA and their respective subsidiaries, which hold the concession over the high voltage electricity transmission nationwide and over gas transportation in the South of the country, respectively.

The Company manages its operating segments based on their individual net results and, with the purpose of improving the quality of the revised internal information for decision-making and resource allocation processes, it has assigned to each business segment the expenses of the centralized structure and the financial results associated with the management of the net financial debt and the income tax considered in the Holding and Others segment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of June 30, 2018	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Revenue	7,146	21,266	6,360	-	4,500	446	-	39,718
Intersegment sales	28	-	302	-	-	-	(330)	-
Cost of sales	(2,640)	(14,652)	(3,560)	-	(3,929)	-	287	(24,494)
Gross profit (loss)	4,534	6,614	3,102	-	571	446	(43)	15,224

Selling expenses	(31)	(1,466)	(193)	-	(172)	-	-	(1,862)
Administrative expenses	(446)	(888)	(756)	-	(265)	(350)	-	(2,705)
Exploration expenses	-	-	(4)	-	-	-	-	(4)
Other operating income	67	127	3,429	-	53	70	-	3,746
Other operating expenses	(63)	(545)	(2,335)	-	(326)	(110)	4	(3,375)
Share of profit (loss) from joint ventures	(475)	-	57	(7)	-	1,057	-	632
Operating profit (loss)	3,586	3,842	3,300	(7)	(139)	1,113	(39)	11,656

Financial income	525	209	77	-	11	141	(7)	956
Financial expenses	(951)	(1,050)	(997)	-	-	(75)	7	(3,066)
Other financial results	(4,781)	(1,173)	(8,070)	-	(884)	1,567	-	(13,341)
Financial results, net	(5,207)	(2,014)	(8,990)	-	(873)	1,633	-	(15,451)
(Loss) profit before income tax	(1,621)	1,828	(5,690)	(7)	(1,012)	2,746	(39)	(3,795)

Income tax	284	(560)	1,742	-	273	197	-	1,936
(Loss) profit for the period from continuing operations	(1,337)	1,268	(3,948)	(7)	(739)	2,943	(39)	(1,859)

Profit (loss) for the period from discontinued operations	-	-	2,272	813	-	-	(16)	3,069
Profit (loss) for the period	(1,337)	1,268	(1,676)	806	(739)	2,943	(55)	1,210

Depreciation and amortization	517	278	912	-	71	6	-	1,784

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of June 30, 2018	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Total profit (loss) attributable to:
Owners of the Company	(1,514)	650	(1,739)	806	(739)	2,943	(55)	352
Non - controlling interest	177	618	63	-	-	-	-	858

Consolidated statement of financial position as of June 30, 2018
Assets	26,923	33,438	37,521	3,783	5,508	16,670	(3,350)	120,493
Liabilities	26,477	31,288	44,655	2,137	4,384	3,538	(3,306)	109,173

Additional consolidated information as of June 30, 2018
Increases in property, plant and equipment	2,826	2,247	1,815	-	40	122	-	7,050

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of June 30, 2017	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Revenue	3,350	11,119	4,674	-	3,461	197	-	22,801
Intersegment sales	17	-	286	-	-	-	(303)	-
Cost of sales	(1,741)	(8,082)	(3,060)	-	(3,128)	(3)	293	(15,721)
Gross profit (loss)	1,626	3,037	1,900	-	333	194	(10)	7,080

Selling expenses	(36)	(1,019)	(235)	-	(130)	-	10	(1,410)
Administrative expenses	(350)	(630)	(633)	-	(184)	(291)	-	(2,088)
Exploration expenses	-	-	(13)	-	-	-	-	(13)
Other operating income	337	41	1,186	-	21	259	-	1,844
Other operating expenses	(152)	(313)	(335)	-	(232)	(228)	-	(1,260)
Share of loss from joint ventures	(2)	-	11	-	-	559	-	568
Operating profit (loss)	1,423	1,116	1,881	-	(192)	493	-	4,721

Financial income	407	118	86	-	6	81	(34)	664
Financial expenses	(746)	(772)	(925)	-	-	(1)	34	(2,410)
Other financial results	(269)	84	(669)	-	(8)	157	-	(705)
Financial results, net	(608)	(570)	(1,508)	-	(2)	237	-	(2,451)
Profit (loss) before income tax	815	546	373	-	(194)	730	-	2,270

Income tax	305	(156)	(129)	-	71	(203)	-	(112)
Profit (loss) for the period from continuing operations	1,120	390	244	-	(123)	527	-	2,158
Profit for the period for discontinued operations	-	-	205	(78)	-	-	61	188
Profit (loss) for the period	1,120	390	449	(78)	(123)	527	61	2,346
Depreciation and amortization	373	206	988	-	60	-	-	1,627

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of June 30, 2017	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Total profit (loss) attributable to:
Owners of the Company	1,043	211	169	(78)	(123)	527	61	1,810
Non - controlling interest	77	179	280	-	-	-	-	536

Consolidated statement of financial position as of December 31,2017
Assets	22,833	26,149	22,116	5,887	3,161	29,449	(5,128)	104,467
Liabilities	7,635	24,460	10,446	3,599	2,406	40,948	(5,139)	84,355

Additional consolidated information as of December 31, 2017
Increases in property, plant and equipment	3,620	1,736	1,616	60	36	32	-	7,100

The accounting criteria used by the different subsidiaries for measuring the segments’ results, assets and liabilities are consistent with those used in the financial statements. Assets and liabilities are assigned based on the segment’s activity.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTEA 8: REVENUE

	06.30.2018	06.30.2017

Sales of energy to the Spot Market	3,610	1,914
Sales of energy by contract	3,532	1,428
Other sales	4	8
Generation subtotal	7,146	3,350

Energy sales	21,165	11,045
Right of use of poles	72	57
Connection and reconnection charges	29	16
Other sales	-	1
Distribution subtotal	21,266	11,119

Oil, Gas and liquid sales	6,318	4,348
Other sales	42	326
Oil and gas subtotal	6,360	4,674

Administrative services sales	446	193
Other sales	-	4
Holding and others subtotal	446	197

Petrochemicals sales	4,500	3,461
Petrochemicals subtotal	4,500	3,461
Total revenue	39,718	22,801

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 9: COST OF SALES

06.30.2018	06.30.2017
Inventories at the beginning of the year	2,326	3,360

Plus: Charges for the period
Purchases of inventories, energy and gas	17,630	9,850
Salaries and social security charges	2,557	2,161
Benefits to personnel	84	75
Accrual of defined benefit plans	90	70
Fees and compensation for services	1,422	908
Property, plant and equipment depreciations	1,652	1,542
Intangible assets amortization	19	15
Transport of energy	23	37
Consumption of materials	398	406
Penalties (1)	726	116
Maintenance	291	170
Canons and Royalties	977	581
Environmental control	49	29
Rental and insurance	184	105
Surveillance and security	54	64
Taxes, rates and contributions	37	32
Other	229	117
Subtotal	26,422	16,278

Less: Inventories at the end of the period	(4,254)	(3,917)
Total cost of sales	24,494	15,721

(1)     During the six-month period ended June 30, 2017 includes $ 699 million of recover by penalties

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: SELLING EXPENSES

	06.30.2018	06.30.2017
Salaries and social security charges	338	284
Accrual of defined benefit plans	10	6
Fees and compensation for services	420	257
Compensation agreements	20	87
Property, plant and equipment depreciations	35	27
Taxes, rates and contributions	415	325
Communications	100	86
Penalties	116	171
Net impairment losses on financial assets (Note 4.1.1.2)	345	134
Transport	61	32
Other	2	1
Total selling expenses	1,862	1,410

NOTE 11: ADMINISTRATIVE EXPENSES

	06.30.2018	06.30.2017
Salaries and social security charges	1,151	828
Benefits to the personnel	65	49
Accrual of defined benefit plans	30	67
Fees and compensation for services	822	593
Compensation agreements	35	191
Directors' and Syndicates' fees	87	55
Property, plant and equipment depreciations	78	43
Consumption of materials	36	29
Maintenance	30	26
Transport and per diem	25	9
Rental and insurance	82	64
Surveillance and security	79	42
Taxes, rates and contributions	107	37
Communications	25	22
Institutional advertising and promotion	8	14
Other	45	19
Total administrative expenses	2,705	2,088

NOTE 12: EXPLORATION EXPENSES

	06.30.2018	06.30.2017
Geological and geophysical expenses	4	8
Decrease in unproductive wells	-	5
Total exploration expenses	4	13

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 13: OTHER OPERATING INCOME AND EXPENSES

Other operating income	Note	06.30.2018	06.30.2017
Compensation for transaction agreemnet in Ecuador	32	2,687	-
Recovery of doubtful accounts		3	83
Surplus Gas Injection Compensation		624	1,097
Commissions on municipal tax collections		28	13
Services to third parties		99	96
Profit for property, plant and equipment sale		35	-
Dividends received		11	24
Reversal of contingencies provision		5	484
Other		254	47
Total other operating income		3,746	1,844

Other operating expenses
Provision for contingencies		(493)	(306)
Decrease in property, plant and equipment		(13)	-
Allowance for uncollectible tax credits		-	(23)
Tax on bank transactions		(387)	(320)
Cost for services provided to third parties		(12)	(13)
Compensation agreements		-	(45)
Donations and contributions		(27)	(21)
Institutional relationships		(47)	(35)
Extraordinary Canon		(83)	(141)
Contingent consideration		-	(171)
Onerous contract (Ship or Pay)		(153)	(14)
Tax contingencies in Ecuador	32	(1,881)	-
Other		(279)	(171)
Total other operating expenses		(3,375)	(1,260)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: FINANCIAL RESULTS

Finance income	06.30.2018	06.30.2017
Commercial interest	631	447
Financial interest	270	142
Other interest	55	75
Total finance income	956	664

Finance expenses
Commercial interest	(726)	(476)
Fiscal interest	(119)	(65)
Financial interest (1)	(2,192)	(1,787)
Other interest	(2)	-
Other financial expenses	(27)	(82)
Total financial expenses	(3,066)	(2,410)

Other financial results
Foreign currency exchange difference, net	(13,772)	(1,012)
Changes in the fair value of financial instruments	585	408
Discounted value measurement	(128)	(79)
Discounted value measurement - asset retirement obligation accretion	(26)	(25)
Other financial results	-	3
Total other financial results	(13,341)	(705)

Total financial results, net	(15,451)	(2,451)

 (1) Net of $ 293 million and $ 181 million capitalized in property, plant and equipment for the six-month periods ended June 30, 2018 and 2017, respectively.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 15: EARNING PER SHARE

a)    Basic

Basic earnings per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the period.

b)    Diluted

Diluted earnings per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning per share equal to the basic. As of June 30, 2018 and 2017, the Company does not hold any significant potential dilutive shares, therefore there are no differences with the basic earnings per share.

	06.30.2018	06.30.2017
(Loss) earning for continuing operations attributable to the equity holders of the Company	(2,654)	1,637
Weighted average amount of outstanding shares	2,034	1,936
Basic and diluted earnings (loss) per share for continuing operations	(1.3048)	0.8456

Earning for discontinued operations attributable to the equity holders of the Company	3,006	173
Weighted average amount of outstanding shares	2,034	1,936
Basic and diluted earnings per share for discontinued operations	1.4779	0.0894

Total earning attributable to the equity holders of the Company	352	1,810
Weighted average amount of outstanding shares	2,034	1,936
Basic and diluted earnings per share	0.1731	0.9349

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: INVESTMENTS IN ASSOCIATES AND JOINT VENTURES

The following table presents the main activity and information from the financial statements used for valuation and percentages of participation in associates and joint ventures:

		Information about the issuer
	Main activity	Date	Share capital	Profit (loss) of the year/period	Equity	Direct and indirect participation %
Associates
Refinor	Refinery	03.31.2018	92	91	1,173	28.50%
Oldelval	Transport of hydrocarbons	06.30.2018	110	276	871	23.10%

Joint ventures
CIESA (1)	Investment	06.30.2018	639	1,440	4,074	50%
Citelec (2)	Investment	06.30.2018	556	804	2,309	50%
Greenwind	Generation	03.31.2018	5	(121)	101	50%

(1) The Company holds a direct and indirect interest of 50% in CIESA, a company that holds a 51% interest in the share capital of TGS. therefore, the Company has an indirect participation of 25.50% in TGS.

(2) Through a 50% interest, the company joint controls Citelec, company that controlled Transener with 52.65% of the shares and votes. As a result, the Company has an indirect participation of 26.33% in Transener.

The details of the balances of investments in associates and joint ventures is as follows:

	06.30.2018	12.31.2017
Disclosed in non-current assets
Associates
Refinor	595	602
Oldelval	264	221
Other	1	1
	860	824
Joint ventures
CIESA	4,570	4,048
Citelec	1,159	757
Greenwind	-	125
	5,729	4,930
	6,589	5,754
Disclosed in non-current liabilities
Greenwind (1)	350	-
	350	-

(1)The Company provides financial assistance to this company.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: (Continuation)

The following tables show the breakdown of the result from investments in associates and joint ventures:

	06.30.2018	06.30.2017
Associates
Oldelval	57	11
Refinor	(7)	-
	50	11

Joint ventures
CIESA	655	332
Citelec	402	228
Greenwind	(475)	(3)
	582	557
	632	568

The evolution of investments in associates and joint ventures is as follows:

	Note	06.30.2018	06.30.2017
At the beginning of the year		5,754	4,486
Reclassifications (1)		-	175
Dividends	29	(14)	(7)
Repurchase of shares	25	(133)	-
Share of profit		632	568
At the end of the period		6,239	5,222

(1) Corresponds to the deconsolidation for sale of the interest in Greenwind.

Investment in CIESA-TGS

Issuance of Corporate Bonds

On May 2, 2018, under the Short- and Medium-Term Corporate Bonds Program for a maximum amount of US$ 700 million approved by the CNV, TGS issued Class 2 corporate bonds for US$ 500 million at an annual 6.75% rate. Collected funds will be destined by TGS to: (i) the repurchase of Class 1 corporate bonds, (ii) the redemption of Class 1 corporate bonds; and (iii) capital expenditures.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: PROPERTY, PLANT AND EQUIPMENT

	Original values
Type of good	At the beginning	Translation effect	Increases	Transfers	Decreases	At the end

Land	354	-	1	-	-	355
Buildings	2,074	-	-	210	-	2,284
Equipment and machinery	12,164	1	-	1,798	-	13,963
High, medium and low voltage lines	5,945	-	-	738	(23)	6,660
Substations	2,278	-	-	118	-	2,396
Transforming chamber and platforms	1,383	-	-	73	(5)	1,451
Meters	1,177	-	-	63	-	1,240
Wells	6,564	-	13	903	(17)	7,463
Mining property	3,769	-	452	-	-	4,221
Vehicles	347	-	30	-	(2)	375
Furniture and fixtures and software equipment	517	-	52	40	(1)	608
Communication equipments	93	-	2	-	-	95
Materials and spare parts	456	-	64	(35)	(1)	484
Distribution storage center	148	-	-	-	-	148
Petrochemical industrial complex	925	-	-	16	-	941
Work in progress	10,565	-	6,345	(3,828)	-	13,082
Advances to suppliers	732	-	91	(96)	-	727
Other goods	12	-	-	-	-	12

Total at 06.30.2018	49,503	1	7,050	-	(49)	56,505
Total at 06.30.2017	46,590	251	7,100	-	(813)	53,128
Total at 12.31.2017						49,502

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

	Depreciation				Net book values
Type of good	At the beginning	Decreases	For the period (1)	At the end	At the end	At 12.31.2017

Land	-	-	-	-	355	354
Buildings	(249)	-	(63)	(312)	1,972	1,825
Equipment and machinery	(2,082)	-	(563)	(2,645)	11,318	10,082
High, medium and low voltage lines	(1,018)	13	(97)	(1,102)	5,558	4,927
Substations	(403)	-	(36)	(439)	1,957	1,875
Transforming chamber and platforms	(248)	1	(24)	(271)	1,180	1,135
Meters	(379)	-	(26)	(405)	835	798
Wells	(2,214)	-	(509)	(2,723)	4,740	4,350
Mining property	(1,185)	-	(261)	(1,446)	2,775	2,584
Vehicles	(175)	2	(32)	(205)	170	172
Furniture and fixtures and software equipment	(130)	-	(87)	(217)	391	387
Communication equipments	(43)	-	(2)	(45)	50	50
Materials and spare parts	-	-	(2)	(2)	482	456
Distribution storage center	(16)	-	(5)	(21)	127	132
Petrochemical industrial complex	(140)	-	(58)	(198)	743	785
Work in progress	-	-	-	-	13,082	10,565
Advances to suppliers	-	-	-	-	727	732
Other goods	(7)	-	-	(7)	5	5

Total at 06.30.2018	(8,289)	16	(1,765)	(10,038)	46,467
Total at 06.30.2017	(5,500)	167	(2,494)	(7,997)	45,131
Total at 12.31.2017						41,214

(1)       Includes $ 882 million corresponding to discontinued operations, for the six-month period ended 30, 2017.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

Labor costs capitalized in the book value of property, plant and equipment during the six-month periods ended June 30, 2018 and 2017, amounted to $ 378 and $ 264 million, respectively.

Borrowing costs capitalized in the book value of property, plant and equipment during the six-month periods ended June 30, 2018 and 2017, amounted to $ 293 and $ 181 million, respectively.

NOTE 18: INTANGIBLE ASSETS

	Original values
Type of good	At the beginning	Increase	Decrease	At the end

Concession agreements	1,047	-	-	1,047
Goodwill	688	-	-	688
Intangibles identified in acquisitions of companies	156	3	-	159
Total at 06.30.2018	1,891	3	-	1,894
Total at 06.30.2017	2,291	-	(50)	2,241
Total at 12.31.2017				1,891

	Depreciation
Type of good	At the beginning	For the period (1)	At the end

Concession agreements	(290)	(13)	(303)
Goodwill	-	-	-
Intangibles identified in acquisitions of companies	(15)	(6)	(21)
Total at 06.30.2018	(305)	(19)	(324)
Total at 06.30.2017	(277)	(36)	(313)
Total at 12.31.2017			(305)

(1)       Includes $ 21 million corresponding to discontinued operations for the six-month period ended June 30, 2017.

	Net book values
Type of good	At the end	At 12.31.2017

Concession agreements	744	757
Goodwill	688	688
Intangibles identified in acquisitions of companies	138	141
Total at 06.30.2018	1,570
Total at 03.31.2017	1,928
Total at 12.31.2017		1,586

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 19: FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

	06.30.2018	12.31.2017
Non current
Shares	150	150
Total non current	150	150

Current
Government bonds	15,404	5,024
Shares	13	-
Investment funds	7,672	9,589
Total current	23,089	14,613

NOTE 20: FINANCIAL ASSETS AT AMORTIZED COST

	06.30.2018	12.31.2017
Current
Time deposits	511	-
Government securities	-	11
Financial Trustee - Gasoducto Sur Work	5	14
Total current	516	25

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 21: DEFERRED TAX ASSETS AND LIABILITIES, INCOME TAX AND MINIMUM NOTIONAL INCOME TAX

The composition of the deferred tax assets and liabilities is as follows:

	06.30.2018	12.31.2017
Tax loss-carryforwards	2,110	1,636
Trade and other receivables	284	119
Financial assets at fair value through profit and loss	-	12
Trade and other payables	1,384	1,182
Defined benefit plans	284	260
Taxes payable	130	169
Provisions	1,219	742
Liabilities associated to assets classified as held for sale	-	367
Financial assets at amortized cost	204	-
Other	75	45
Deferred tax asset	5,690	4,532

	06.30.2018	12.31.2017
Property, plant and equipment	(2,538)	(2,321)
Intangible assets	(174)	(73)
Derivative financial instruments	(5)	-
Trade and other receivables	(710)	(675)
Financial assets at fair value through profit and loss	(52)	(49)
Borrowings	(131)	(136)
Investments in joint ventures and associates	(653)	(662)
Assets classified as held for sale	-	(841)
Other	-	5
Deferred tax liabilities	(4,263)	(4,752)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	06.30.2018	12.31.2017
Deferred tax asset	1,892	1,306
Deferred tax liabilities	(465)	(1,526)
Net deferred tax assets (liabilities)	1,427	(220)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 21: (Continuation)

The breakdown of income tax charge is:

	06.30.2018	06.30.2017
Current tax	1,093	744
Deferred tax	(2,892)	(392)
Other comprehensive income	4	-
Difference in the estimate of previous fiscal year income tax and the income return	(141)	(395)
Direct charges for income tax	-	155
Total income tax expense	(1,936)	112

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	06.30.2018	06.30.2017
Profit (loss) before tax	(3,795)	2,270
Current tax rate	30%	35%
Result at the tax rate	(1,139)	795
Share of profit of joint ventures and associates	(190)	(80)
Non-taxable results	(770)	(206)
Non-deductible cost	-	155
Non-deductible provisions	(6)	116
Other	(15)	6
Effect of tax rate change in deferred tax	99	-
Expiration of tax loss-carryforwards	-	2
Difference in the estimate of previous fiscal year income tax and the income tax statement	73	37
Deferred tax not previously recognized	12	(713)
Total income tax expense	(1,936)	112

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 22: Trade and Other receivables

	Note	06.30.2018	12.31.2017
Non Current
CAMMESA Receivable		3,183	2,868
Other		6	6
Trade receivables, net		3,189	2,874

Non Current
Tax credits		272	163
Allowance for tax credits		(11)	(14)
Related parties	29	1,167	794
Prepaid expenses		22	20
Financial credit		34	37
Guarantee deposits		1	92
Contractual receivables in Ecuador	32	-	998
Receivable for sale of property, plant and equipment		89	67
Surplus Gas Injection Compensation		3,499	-
Other		12	11
Other receivables, net		5,085	2,168

Total non current		8,274	5,042

Current
Receivables from energy distribution sales		8,078	6,115
Receivables from MAT		636	436
CAMMESA		3,842	2,887
CAMMESA Receivable		463	421
Receivables from oil and gas sales		2,463	769
Receivables from refinery and distribution sales		379	958
Receivables from petrochemistry sales		1,911	924
Related parties	29	199	170
Other		111	136
Allowance for doubtful accounts		(1,004)	(557)
Trade receivables, net		17,078	12,259

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 22: (Continuation)

	Note	06.30.2018	12.31.2017
Current
Tax credits		1,050	1,290
Advances to suppliers		11	11
Advances to employees		23	25
Related parties	29	437	215
Prepaid expenses		217	69
Receivables for non-electrical activities		329	218
Financial credit		195	83
Guarantee deposits		1,355	1,053
Natural Gas Surplus Injection Promotion Program		760	2,592
Insurance to recover		194	202
Expenses to be recovered		721	371
Credits for the sale of property, plant and equipment		619	388
Other		711	528
Allowance for other receivables		(269)	(159)
Other receivables, net		6,353	6,886

Total current		23,431	19,145

The movements in the allowance for the impeirment of trade receivable are as follows:

		06.30.2018	03.31.2017
At the beginning (Note 4.1.1.2)		675	429
Allowance for impairment		476	66
Decreases		(147)	(8)
Reversal of unused amounts		-	(4)
At the end of the period		1,004	483

The movements in the allowance for impairment of other receivables are as follows:
		06.30.2018	03.31.2017
At the beginning (Note 4.1.1.2)		147	252
Allowance for impairment		140	15
Reversal of unused amounts		(7)	(96)
At the end of the period		280	171

Cancellation of compensations pending settlement under the Gas Plan

On April 3, 2018, the MEyM issued Resolution No. 97/18 approving the procedure for the cancellation of compensations pending settlement and/or payment under Gas Plan I, Gas Plan II and Gas Plan III. Beneficiary companies choosing to apply this proceeding should state their decision to opt in within a term of twenty business days, also waiving all current or future rights, actions, appeals and complaints before administrative or judicial courts regarding the obligations arising from the Programs.

NOTE 22: (Continuation)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

On May 2, 2018, the Group submitted to the Ministry of Energy a sign-up form expressing its consent and acceptance of the terms and scope of such resolution. As of December 31, 2017, the balance pending collection and subject to compensation as of the date of these consolidated condensed interim financial statements amounts to $ 2,364 million. The resolution provides for an estimated compensation for the Group in the amount of US$ 148 million. The cancellation procedure established in the Resolution provides that the amounts will payable in thirty equal, consecutive installments as from January 1, 2019. As of June 30, 2018, the registered credit amounts to $ 3,619 million.

NOTE 23: INVENTORIES

	06.30.2018	12.31.2017

Materials and spare parts	2,337	1,514
Advances to suppliers	71	143
In process and finished products	1,624	640
Stock crude oil	222	29
Total	4,254	2,326

NOTE 24: CASH AND CASH EQUIVALENTS

	06.30.2018	12.31.2017
Cash	19	30
Banks	1,265	327
Time deposits	1,533	442
Total	3,223	799

NOTE 25: SHARE CAPITAL AND OTHER RESERVES

25.1 Share Capital

During the first quarter of 2018, the Company acquired the equivalent of 132,208,257 million own shares for an amount of $ 6,275 million, of which 129,325,000 shares correspond to the Own Shares Repurchase Program and 3,000,000, to the Stock-based Compensation Plan benefiting officers and other key staff.

During the first quarter of 2018, the Company delivered the equivalent of 116,743 own shares as payment of the above-mentioned Stock-based Compensation Plan.

As of June 30, 2018, the Company hast in its portfolio the equivalent of 134,708,257 own shares.

Additionally, in the month of July 2018, the Company acquired 9,125,000 shares for an approximate value of $ 365 million, the total acquired shares thus amounting to 143,823,257 shares, which equal 7% of the capital stock.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 25: (Continuation)

Company Share Repurchase Program

In view of the fact that the Company’s share price does not reflect either the value or the economic reality its assets currently or potentially have, this being detrimental to the interests of the Company’s shareholders, and taking into consideration the Company’s strong cash position and fund availability, on April 27, 2018, the Company’s Board of Directors approved the repurchase of portfolio shares for up to US$ 200 million for an initial term of 120 calendar days, which term may be extended by the Board of Directors, which on June 22, 2018 was extended for an additional maximum amount of up to US$ 200 million for an initial term of 120 calendar days.

Under the program, portfolio shares may not exceed, as a whole, the limit of 10% of the capital stock, and may be purchased for a maximum price of $ 50 per common share and US$ 60 per ADR, for the program approved on April 27, 2018, and $ 62 per common share and US$ 55 per ADR for the extension approved on June 22, 2018.

During the months of April and May 2018, the Company acquired 670,000 ADRs (0.8% of the capital stock) at an average price of US$ 53 per ADR.

Publicly traded shares

The Company’s shares are listed for trading on Buenos Aires Stock Exchange, forming part of the Merval Index.

Also, on August 5, 2009, the SEC authorized the Company for the registration of ADSs representing 25 common shares each. On October 9, 2009, the Company started to market its ADSs on the NYSE.

The listing of the ADSs with the NYSE is part of the Company’s strategic plan to increase its liquidity and the volume of its shares.

25.2 Other reserves

25.2.1. Acquisition of own shares in TGS

In view of the fact that the TGS’ share price does not reflect either the value or the economic reality its assets currently or potentially have, this being detrimental to the interests of its shareholders, and taking into consideration TGS’ strong cash position and fund availability, on May 9, 2018, TGS’ Board of Directors approved the repurchase of own shares in the market, in Argentine pesos, for a maximum amount of $ 1,700 million. The deadline for making these acquisitions is September 10, 2018.

As of June 30, 2018, TGS has 6,198,995 own shares in its portfolio, which represent 0.78% of its total capital stock. Their market acquisition cost amounted to $ 521 million.

25.2.2 Acquisition of own ADRs by Edenor

In the second quarter of 2018, pursuant to the own shares repurchase program approved by its Board of Directors, Edenor acquired at the NYSE a total number of 645,891 ADRs equivalent to 12,917,820 Series B common shares for an amount of $ 728 million.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: TRADE AND OTHER PAYABLES

Non Current		06.30.2018	12.31.2017

Customer contributions		92	80
Funding contributions for substations		60	60
Customer guarantees		116	101
Trade payables		268	241

ENRE Penalties and discounts		4,182	3,886
Loans (mutuums) with CAMMESA		2,027	1,885
Compensation agreements		4	124
Liability with FOTAE		199	190
Payment agreement with ENRE		54	73
Other		-	5
Other payables		6,466	6,163
Total non current		6,734	6,404

Current	Note	06.30.2018	12.31.2017

Suppliers		8,202	8,687
CAMMESA		10,403	7,595
Customer contributions		13	19
Discounts to customers		37	37
Funding contributions substations		2	8
Customer advances		279	205
Customer guarantees		1	1
Related parties	29	152	80
Other		4	12
Trade payables		19,093	16,644

ENRE Penalties and discounts		764	288
Related parties	29	46	12
Advances for works to be executed		14	14
Compensation agreements		906	562
Payment agreements with ENRE		65	63
Other creditors		237	205
Advance for asset sales		1,051	-
Liability for acquisition of financial assets		813	-
Other		442	264
Other payables		4,338	1,408

Total current		23,431	18,052

Due to the short-term nature of the payables and other payables, their carrying amount is considered to be the same as their fair value, except non-current customer contributions.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

The fair values of non-current customer contributions as of June 30, 2018 and December 31, 2017 amount to $ 59 million and $ 57 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions. This fair value is classified as level 3.

The book value of the compensation agreements approximates their fair value given the valuation characteristics.

NOTE 27: BORROWINGS

Non Current	Nota	06.30.2018	12.31.2017

Financial Borrowings		8,819	5,950
Corporate Bonds		42,642	27,764
CAMMESA financing		3,682	3,398
Related parties	29	22	14
		55,165	37,126

Current

Financial Borrowings		7,727	5,097
Corporate Bonds		995	739
CAMMESA financing		82	-
Related parties	29	2	4
		8,806	5,840

As of June 30, 2018 and December 31, 2017, the fair values of the Company’s non-current borrowings (Corporate Bonds) amount approximately to $ 40,356 million and $30,611 million, respectively. Such values were calculated on the basis of the determined market price of the Company’s corporate notes at the end of each year (fair value level 1 and 2).

The carrying amounts of short-term borrowings approximate their fair value due to their short-term maturity.

Financial borrowings and CAMMESA financing approximate their fair value as they are subjected to a variable rate.

The other long-term borrowings were measured at amortized cost, which does not differ significantly from its fair value.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 28: PROVISIONS

	Note	06.30.2018	12.31.2017
Non Current
Provisions for contingencies		3,889	3,468
Asset retirement obligation		1,434	918
Environmental remediation		24	15
Other provisions		39	34
		5,386	4,435

Current
Provisions for contingencies		151	129
Asset retirement obligation		52	152
Environmental remediation		130	127
Onerous contract (Ship or pay)	29	214	389
Other provisions		1	1
		548	798

	06.30.2018
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	3,597	1,070	142
Increases	1,291	561	58
Reclasifications	(807)	(22)	22
Decreases	(36)	(106)	(68)
Reversal of unused amounts	(5)	(17)	-
At the end of the period	4,040	1,486	154

	06.30.2017
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	4,071	1,862	349
Increases	340	157	12
Reclasifications	(209)	-	-
Decreases	(812)	-	-
Reversal of unused amounts	(369)	(11)	(65)
At the end of the period	3,021	2,008	296

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: RELATED PARTIES´ TRANSACTIONS

a)    Sales of goods and services

	06.30.2018	06.30.2017
Joint ventures
Transener(1)	14	23
TGS (2)	569	277
Greenwind(3)	1	-

Other related parties
SACDE (3)	27	-
Refinor (4)	80	50
Oldelval (5)	3	1
	694	351

(1) Corresponds to advisory services in technical assistance

(2) Corresponds to advisory services in technical assistance and gas and refined products sales

(3) Correspond to the provision of advisory services that include organizational, commercial, administrative, financial and human resources management aspects.

(4) Corresponds to refined products sales.

(5) Corresponds to oil sales.

b)    Purchases of goods and services

	06.30.2018	06.30.2017
Joint ventures
Transener	(1)	-
TGS (1)	(196)	(90)
SACME	(31)	(23)
Other related parties
SACDE (4)	(56)	-
Origenes Vida	(7)	(6)
Refinor (2)	(488)	(166)
Oldelval (3)	(28)	(32)
	(807)	(317)

(1) Corresponds to natural gas transportation services.

(2) Corresponds to purchase of refined products.

(3) Corresponds to oil transportation services.

(4) Corresponds to construction services that includes execution of work and storage of materials, activated in Property, plant and equipment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

c)     Fees for services

	06.30.2018	06.30.2017
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(26)	(12)
	(26)	(12)

Corresponds to fees for legal advice.

d)    Other operating expenses

	06.30.2018	06.30.2017
Other related parties
OCP (1)	(153)	(14)
Foundation (2)	(26)	(5)
	(179)	(19)

(1) Corresponds to the onerous contract (Ship or Pay).

(2) Corresponds to donations.

e)     Finance income

	06.30.2018	06.30.2017
Joint ventures
TGS	40	31
	40	31

Corresponds to finance leases.

f)     Finance expenses

	06.30.2018	06.30.2017
Other related parties
Orígenes Retiro	(1)	(2)
	(1)	(2)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

g)       Corporate Bonds transactions

Sale of Corporate Bonds

	06.30.2018	06.30.2017
Other related parties
Orígenes Retiro	-	(2)
	-	(2)

h)    Dividends received

	06.30.2018	06.30.2017
Other related parties
Oldelval	14	-
TJSM	11	-
TMB	-	11
	25	11

i)      Payment of dividends

Other related parties	06.30.2018	06.30.2017
EMESA	(62)	(44)
APCO Oil	-	(44)
	(62)	(88)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

j)      Balances with related parties:

As of June 30, 2018	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	7	-	10
TGS	157	1,162	118
Greenwind	-	-	287
SACME	-	5	-
Associates and other related parties:
Ultracore	-	-	16
Refinor	28	-	-
SACDE	6	-	4
Oldelval	1	-	-
Other	-	-	2
	199	1,167	437

As of June 30, 2018	Trade payables	Other payables	Borrowings		Provisions
	Current	Current	Non Current	Current	Current
Joint ventures:
TGS	65	-	-	-	-
SACME	-	3	-	-	-
Associates and other related parties:
Orígenes Seguro de vida	-	-	-	2	-
Orígenes Retiro	-	-	22	-	-
OCP	-	-	-	-	214
OCP Ltd	-	43	-	-	-
Refinor	83	-	-	-	-
Oldelval	3	-	-	-	-
Other	1	-	-	-	-
	152	46	22	2	214

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

As of December 31, 2017	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	5	-	-
TGS	129	789	75
Greenwind	-	-	127
SACME	-	5	-
Associates and other related parties:
Ultracore	-	-	10
Refinor	10	-	-
SACDE	25	-	2
Other	1	-	1
	170	794	215

As of December 31, 2017	Trade payables	Other payables	Borrowings		Provisions
	Current	Current	Non Current	Current	Current
Joint ventures:
Transener	1	-	-	-	-
TGS	17	-	-	-	-
SACME	-	5	-	-	-
Associates and other related parties:
Orígenes Seguro de vida	-	-	-	2	-
Orígenes Retiro	-	-	14	2	-
OCP	-	-	-	-	389
Refinor	53	-	-	-	-
Oldelval	9	-	-	-	-
Other	-	7	-	-	-
	80	12	14	4	389

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 30: FINANCIAL INSTRUMENTS

The following table shows the Company’s financial assets and liabilities measured at fair value as of June 30, 2018 and December 31, 2017:

As of June 30, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	15,404	-	-	15,404
Shares	13	-	150	163
Investment funds	7,672	-	-	7,672
Cash and cash equivalents
Investment funds	406	-	-	406
Derivative financial instruments	-	4	-	4
Other receivables	414	-	-	414
Total assets	23,909	4	150	24,063

Liabilities
Derivative financial instruments	-	112	-	112
Total liabilities	23,909	116	150	24,175

As of December 31, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	5,024	-	-	5,024
Trust	-	-	150	150
Derivative financial instruments	-	4	-	4
Other receivables	590	-	-	590
Total assets	15,203	4	150	15,357

Liabilities
Derivative financial instruments	-	82	-	82
Total liabilities	-	82	-	82

The techniques used for the measurement of assets at fair value through profit and loss, classified as Level 2 and 3, are detailed below:

- Derivative Financial Instruments: calculated from variations between market prices at the closing date, and the prices at the time of agreement.

- Shares: they were determined based on Income approach through the Indirect Cash Flow method (net present value of expected future cash flows) and the discount rates used were estimated taking the Weighted Average Cost of Capital (“WACC”) rate as a parameter.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: ASSETS AND LIABILITIES IN FOREIGN CURRENCY

	Type	Amount of foreign currency	Exchange rate (1)	Total 06.30.2018	Total 12.31.2017

ASSETS

NON CURRENT ASSETS
Financial instruments
Other receivables
Related parties	US$	40.3	28.800	1,162	789
Third parties	US$	102.9	28.750	2,957	1,163
Total non current assets				4,119	1,952

CURRENT ASSETS

Financial instruments
Financial assets at fair value through profit and loss
Third parties	US$	495.2	28.750	14,236	4,879
Derivative financial instruments
Third parties	US$	0.1	28.750	4	4
Trade and other receivables
Related parties	US$	8.8	28.800	252	189
Third parties	US$	360.2	28.750	10,357	5,825

Cash and cash equivalents	US$	64.8	28.750	1,864	404
	EUR	0.1	33.540	3	7
Total current assets				26,716	11,308
Non Financial instruments
Non current assets classified as held for sale	US$	-	-	-	723
Total assets				30,835	13,983

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: (Continuation)

	Type	Amount of foreign currency	Exchange rate (1)	Total 06.30.2018	Total 12.31.2017

LIABILITIES

NON CURRENT LIABILITIES

Financial instruments
Trade and other payables
Third parties	US$	0.1	28.850	4	125
Borrowings
Related parties	US$	0.8	28.800	22	14
Third parties	US$	1,731.9	28.850	49,966	32,403

Non financial instruments
Provisions
Third parties	US$	126.6	28.850	3,653	2,927
Taxes payables
Third parties	US$	14.4	28.850	416	-
Total non current liabilities				54,061	35,469

CURRENT LIABILITIES

Financial instruments
Trade and other payables
Related parties	US$	3.9	28.800	111	40
Third parties	US$	254.7	28.850	7,348	4,651
	EUR	1.9	33.729	64	502
	CHF	-	-	-	12
	SEK	5.0	3.221	18	48
Borrowings
Third parties	US$	245.2	28.850	7,073	3,979
Derivative financial instruments
Third parties	US$	0.6	28.850	18	-

Non financial instruments
Salaries and social security payable
Third parties	US$	0.1	28.850	2	3
Taxes payables
Third parties	US$	6.2	28.850	179	19
Provisions
Related parties	US$	7.4	28.800	214	396
Third parties	US$	6.4	28.850	185	280
Total current liabilities				15,212	9,930
Liabilities associated to assets classified as held for sale	US$	-	-	-	1,285
Total liabilities				69,273	46,684
Net Position Liability				(38,438)	(32,701)

(1) The Exchange rates correspond to June 30, 2018 by the National Bank for U.S. dollars (U$S), euros (EUR), Swiss francs (CHF) and Swedish kroner (SEK). The exchange rates used correspond to those published by the Central Bank of Venezuela for the bolivar (VEF). For balances with related parties, the Exchange rate used is the average.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 32: OPERATIONS IN ECUADOR

Within the context of the conflict between Ecuador TLC and other partners of the Block 18 Consortium (the “Petitioning Partners”) and the Republic of Ecuador, the resolution of which was submitted to International Arbitration (the “Arbitration”), on January 16, 2018 the Arbitration Court passed the Award establishing a US$ 176 million Settlement Value in favor of Ecuador TLC based on its interests in the block.

As regards the Arbitration, on March 19, 2018, the Republic of Ecuador and the Petitioning Partners entered into an agreement (the “Agreement”), pursuant to which the Petitioning Partners agree not to seek collection of the Award in consideration of the recognition of consequential damages, which for Ecuador TLC consists of: (i) a release from tax and labor claims under litigation in the amount of US$ 132 million, and (ii) additionally, the collection of US$ 54 million in three installments payable in the months of March, April and May. Additionally, the parties agreed that Ecuador TLC would be the sole beneficiary of the collection of US$ 9 million corresponding to a commitment undertaken by Petromanabí (a partner of the Block 18 Consortium but not a petitioner). The associated receivable has not been recognized in view of its contingent nature.

Furthermore, the Republic of Ecuador has acknowledged and declared in the agreement: (i) that the agreement is fully valid and binding for the Republic of Ecuador; (ii) that any default in payment under the Agreement by the Republic of Ecuador will entitle the Petitioning Partners to request the full enforcement of the Final Award; and (iii) that there are no obligations pending performance regarding the operation and exploitation of Block 18 by the Petitioning Partners.

As a result of the Agreement, the Company recognized net income in the amount of US$ 40 million as of June 30, 2018, which is made up as follows: i) US$ 133 million income as consequential damages after the write-off of the US$ 53 million receivable recoverable from the Ecuador’s Government pursuant to the stipulations of the Agreements, and ii) a US$ 93 million loss associated with the agreement to the terms of the tax claims assigned to Ecuador TLC pursuant to the Agreement.

As of May, 3, 2018, Ecuador TLC has collected the three installments and has discontinued (without this implying and admission of facts or rights) the Claims filed with Ecuador's Internal Revenues Service, and the Ecuador's Government made the applicable withholding for the purpose of canceling the totality of tax debts.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 33: NEW GENERATION PROJECTS

33.1. Inauguration of the First Wind Farm Ing. Mario Cebreiro

On May 23, 2018, before the originally estimated execution period, Greenwind inaugurated its first Wind Farm, called Ingeniero Mario Cebreiro (“PEMC”), which is also the first project of this size and using this technology to reach such milestone under the Renovar 1 Open Call for Tenders.

The PEMC project called for a total US$139 million investment, consisted of the construction and installation of 29 Vestas wind turbines, contributing 100 MW of renewable energy to the national system.

33.2. Construction of New Wind Farms

Pursuant to MEyM Resolution No. 281-E/2017 of the Renewable Energy Term Market (Mercado a Término de Energías Renovables, “MAT ER”), CAMMESA granted the Company and its subsidiaries PEA and PEFM the dispatch priority for three new projects in the Province of Buenos Aires, which production will be destined to meet the demand by large users through supply agreements between private parties.

The projects, called Pampa Energía II Wind Farm (“PEPE II”) at the Company, Pampa Energía III Wind Farm (“PEPE III”) at PEFM and Pampa Energía IV Wind Farm (“PEPE IV”) at PEA, will call for a total investment of US$ 209 million and will produce 156 MW of renewable energy.

The first two projects are already in the construction stage, and their commissioning is expected for the second quarter of 2019, whereas the third one will be commissioned during the fourth quarter of 2019.

NOTE 34: HYDROCARBON CONSORTIA OPERATIONS

34.1. Extension of Concessions in El Mangrullo and Sierra Chata blocks:

El Mangrullo

On June 5, 2018, the Company was granted a 35-year extension at El Mangrullo block for the development of unconventional gas (shale and tight gas) under the new exploitation concession granted by the Cutral Có and Plaza Huincul Intermunicipal Autarchic Entity (“ENIM”), which was ratified by the respective provincial executive order on June 18, 2018.

El Mangrullo block is fully developed by Pampa, and the undertaken commitment consists of an investment pilot plan in the amount of US$ 205 million during the next 5 years aiming to continue developing the Mulichinco formation and exploring the potential of the Vaca Muerta formation (shale gas). Moreover, Pampa disbursed an exploitation bond and a contribution to corporate social responsibility for US$15.4 million.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

Sierra Chata

On July 10, 2018, the Company entered into a Memorandum of Understanding with the Province of Neuquén for the granting of a new 35-year concession for the exploitation of unconventional hydrocarbons at the Sierra Chata block aiming at the development of shale and tight gas in the Vaca Muerta and the Mulichinco formations, respectively. The Memorandum of Understanding will be effective once the applicable provincial executive order is enacted.

Pampa has a 45.6% stake in the consortium and is the block’s operator. The Consortium committed to make investments in the block for an amount of US$520 million during the next 5 years (of which Pampa will contribute the amount corresponding to its stake) seeking to continue developing the Mulichinco formation and explore the potential of the Vaca Muerta formation. Moreover, the Consortium disbursed an exploitation bond and a contribution to corporate social responsibility for US$30 million.

Both projects are in line with the Company’s strategy to focus its investments on the exploration and production of natural gas, with special emphasis on the development and exploitation of unconventional gas reserves at our blocks in the Neuquina basin.

34.2. Extension of the exploratory period at the Parva Negra block

Upon the completion of the exploratory period’s investment commitment on April 4, 2018, a one-year extension was requested to conduct tests and trials on the drilled exploratory well and to evaluate its production behavior in order to define continuity in the block. This extension was granted by the Province of Neuquén until April 4, 2019, period during which the partners will decide whether or not to move on to an exploitation concession.

34.3 Final Reversal of the Senillosa Block

In the first semester of 2018, the well abandonment tasks were completed in the 12 wells as demanded by the Province of Neuquén’s Environmental Department, and proceedings for the final reversal of the block continue.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: TAX REFORM

35.1. Tax and accounting revaluation

Pursuant to Executive Orders No. 353/2018 and 613/2018, the date for exercising this option has been repeatedly postponed based on the international context and the greater volatility of financial variables affecting decision-making regarding the exercise of the option. Consequently, for companies with fiscal years closing as of December 31, the term to exercise this option is extended until December 28, 2018.

35.2 Update

As of the issuance of these financial statements, a climate of uncertainty prevails regarding the inflation volatility and the lack of regulation on certain aspects associated with the application of the comprehensive adjustment, provided for by Act No. 27,430 dated December 29, 2017, in cases where the IPIM variation is higher than 100% in the 36 months prior to the closing of the applicable fiscal period.

Within this context, the Company is analyzing the impact of the application of the tax inflation adjustment.

NOTE 36: RESTATEMENT OF FINANCIAL INFORMATION

IAS 29 - “Financial Reporting in Hyperinflationary Economies” requires the financial statements of an entity with a functional currency that is hyperinflationary to be restated in terms of the measuring unit current at the end of the reporting period.

In order to determine whether an economy is hyperinflationary, IAS 29 details several factors to be assessed, including the existence of a cumulative inflation rate over three years approaching, or exceeding, 100%.

Taking into consideration the reversal in the downward inflationary trend observed in the previous year, with inflation experiencing a substantial increase during 2018, the fact that the cumulative inflation rate over the last three years is expected to exceed 100% during the rest of the year 2018, and that the other indicators do not contradict the conclusion that Argentina should be considered a hyperinflationary economy for accounting purposes, the Company’s Board of Directors understands that there is sufficient evidence to conclude that Argentina is a hyperinflationary economy pursuant to IAS 29, and will start to apply the defined restatement criteria for all periods ending on or after July 1, 2018.

As of June 30, 2018, the Company has not applied the financial information restatement criteria under IAS 29. Therefore, in the evaluation and interpretation of the Company’s financial situation and results disclosed in these financial statements, it should be considered that certain macroeconomic variables affecting the Company’s business, such as labor costs and input prices, have suffered considerable variations. As of the issuance of these consolidated condensed interim financial statements, the Company is analyzing and calculating requirements applicable under IAS 29.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 36: (Continuation)

As of the issuance of these consolidated condensed interim financial statements, Executive Order No. 664/2003, which instructs Argentine control bodies to refrain from accepting inflation-adjusted financial statements, remains in effect.

NOTE 37: SUBSEQUENT EVENTS

37.1 Distribution of Dividends- CIESA

Pursuant to the powers vested in it by the Ordinary and Extraordinary Meeting of Shareholders held on April 10, 2018, CIESA’s Board of Directors, in its meetings held on July 6, 2018 and August 8, 2018, provided for the payment of cash dividends in the amounts of $ 465 million and of $ 622 million, respectively.

37.2 Purchase of Edenor’s ADRs

On July 2, 2018, the Company acquired a total number of 80,000 Edenor's ADRs, which equal 1,600,000 million Series B common shares, at a US$2.3 million acquisition cost.

REPORT ON REVIEW OF CONDENSED INTERIM CONSOLIDATED FINANCIAL INFORMATION

To the Shareholders, President and Directors of Pampa Energía S.A.

Introduction

We have reviewed the accompanying condensed interim consolidated financial statements of Pampa Energía S.A. (“PESA" or "the Company") and its subsidiaries, including the consolidated condensed statement of financial position as of June 30, 2018, the consolidated condensed statements of comprehensive income, the consolidated condensed statements of changes in equity and cash flows for the six and three-month periods then ended and the selected explanatory Notes.

The balances and other information for the year 2017 and for its interim periods are an integral part of these financial statements and, therefore, they should be considered in relation to those statements.

Board Responsibility

The Company's Board of Directors is responsible for the preparation and presentation of these condensed interim consolidated financial statements in accordance with International Financial Reporting Standards, adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE, for its acronym in Spanish) as professional accounting standards and added by the National Securities Commission (CNV, for its acronym in Spanish) to its regulations, as approved by the International Accounting Standard Board (IASB). Therefore, they are responsible for the preparation and presentation of the condensed interim consolidated financial statements mentioned in the first paragraph, in accordance with International Accounting Standard No. 34 "Interim Financial Reporting" (IAS 34).

Scope of review

Our review was limited to the application of the procedures established in the International Standard on Review Engagements 2410, 'Review of interim financial information performed by the independent auditor of the entity', which was adopted as review standard by Technical Pronouncement No. 33 of the FACPCE in Argentina, as approved by the International Auditing and Assurance Standard Board (IAASB). A review of interim financial information consists in making inquiries to the company personnel responsible for the preparation of the information included in the condensed interim consolidated financial statements and in the preparation of analytical and other review procedures. This review is substantially less in scope than an audit conducted in accordance with International Auditing Standards (IAS), and consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion on the consolidated statement of financial position, the consolidated statements of comprehensive income and cash flows of the Company.

Conclusion

Based on our review, no issues have come to our attention that make us believe the condensed interim consolidated financial statements mentioned in the first paragraph have not been prepared, in all material respects, in accordance with IAS 34.

Report of compliance with regulations in force

In compliance with regulations in force, we report, with respect to the Company, that:

a)      the consolidated condensed interim financial statements of the Company, are in transcription process into the “Inventory and Balance Sheet” book and, insofar as concerns our field of competence, except as mentioned above, are in compliance with the provisions of the General Companies Law and pertinent resolutions of the National Securities Commission;

b)    the condensed interim financial statements of the company arise from accounting records kept in all formal respects in conformity with legal regulations;

c)      we have read the Business Summary (“Reseña Informativa”) on which, as regards these matters that are within our competence, we have no observations to make;

d)    as of June 30, 2018 the liabilities owed in favor of the Argentine Integrated Social Security System according to the Company’s accounting records amounted to $129.4 million, which were not yet due at that date.

PRICE WATERHOUSE & CO. S.R.L

                                                (Partner)

Reinaldo Sergio Cravero

Autonomous City of Buenos Aires, August 1o, 2018